Exhibit 2.3

AGREEMENT AND PLAN OF MERGER

dated as of December 19, 2010

by and among

GILEAD SCIENCES, INC.,

ARROYO MERGER SUB, INC.,

ARRESTO BIOSCIENCES, INC.

and

HEALTHCARE VENTURES VIII, L.P.,

AS REPRESENTATIVE

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

EXHIBITS

Exhibit A	Form of Transmittal Letter
Exhibit B	Form of Escrow Agreement
Exhibit C	Contingent Consideration
Exhibit D	Form of Release Agreement
Exhibit E	Form of Landlord Estoppel
Exhibit F	Form of FIRPTA Certificate
Exhibit G	Form of Legal Opinion Letter
Exhibit H	[*]

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

i

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of December 19, 2010, by and among Gilead Sciences, Inc., a Delaware corporation (“Parent”), Arroyo Merger Sub, Inc., a Delaware corporation (“AcquisitionCo”), Arresto Biosciences, Inc., a Delaware corporation (the “Company”) (AcquisitionCo and the Company being hereinafter sometimes referred to as the “Constituent Corporations”), and HealthCare Ventures VIII, L.P., a Delaware limited partnership, as representative of the Participants (as defined herein) (the “Representative”).

WHEREAS, AcquisitionCo is a Delaware corporation having an authorized capital of 100 shares of common stock, par value $0.01 per share, 100 of which are issued and outstanding and owned of record and beneficially by Parent;

WHEREAS, the Company is a Delaware corporation having an authorized capital of (i) 28,000,000 shares of common stock, par value $0.0001 per share (the “Company Common Stock”), of which, as of the date hereof, 5,487,004 shares are issued and outstanding, (ii) 21,100,000 shares of preferred stock, par value $0.0001 per share (the “Company Preferred Stock”), of which (A) 6,000,000 shares have been designated Series A Preferred (the “Series A Preferred Stock”), all of which, as of the date hereof, are issued and outstanding and are convertible into 6,000,000 shares of Company Common Stock, (B) 6,400,000 shares have been designated Series B Preferred (the “Series B Preferred Stock”), all of which, as of the date hereof, are issued and outstanding and are convertible into 6,400,000 shares of Company Common Stock, and (C) 8,700,000 shares have been designated Series C Preferred (the “Series C Preferred Stock”), of which, as of the date hereof, 6,907,406 shares are issued and outstanding and are convertible into 6,907,406 shares of Company Common Stock;

WHEREAS, the boards of directors of each of the Constituent Corporations have approved this Agreement, approved the merger of AcquisitionCo with and into the Company pursuant to the terms and conditions of this Agreement (the “Merger”) and declared the advisability of this Agreement, and the board of directors of each of the Constituent Corporations has directed that this Agreement be submitted to such Constituent Corporation’s stockholders for adoption; and

WHEREAS, as a condition to Parent’s and AcquisitionCo’s execution and delivery of this Agreement, each of [*] is entering into a Noncompetition Agreement in favor of the Company and Parent (the “Noncompetition Agreements”), to be effective as of the Effective Time.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, Parent, AcquisitionCo, the Company and the Representative hereby agree as follows:

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

ARTICLE I

THE MERGER

Section 1.1 Surviving Corporation. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), at the Effective Time, AcquisitionCo shall be merged with and into the Company, the separate corporate existence of AcquisitionCo shall cease, and the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”) as a wholly-owned subsidiary of Parent.

Section 1.2 Effect of the Merger. The Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL.

Section 1.3 Certificate of Incorporation, Bylaws, Directors and Officers.

(a) At the Effective Time, the certificate of incorporation of the Surviving Corporation shall be amended to be identical to the certificate of incorporation of AcquisitionCo (as in effect immediately prior to the Effective Time), except that Article I thereof shall read in its entirety as follows: “The name of the Corporation is Gilead Biologics, Inc.” Such certificate of incorporation shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and applicable Law.

(b) At the Effective Time, the bylaws of the Surviving Corporation shall be amended to be identical to the bylaws of AcquisitionCo (as in effect immediately prior to the Effective Time), except that such bylaws shall reflect that the name of the Surviving Corporation is “Gilead Biologics, Inc.” Such bylaws shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and applicable Law.

(c) The directors of AcquisitionCo immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to serve until their respective successors are duly elected and qualified or their earlier death, resignation or removal. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office until their respective successors are duly appointed or their earlier death, resignation or removal.

Section 1.4 Tax Consequences. The parties hereto (a) intend that the Merger will be treated as a taxable sale of the Shares by the Stockholders for Tax purposes and (b) shall consistently report the Merger as a taxable stock sale on all Tax Returns, reports and filings.

ARTICLE II

CONVERSION OF SHARES; DETERMINATION OF PURCHASE PRICE

Section 2.1 Conversion Terms. As of the Effective Time, by virtue of the Merger and without any action on the part of any stockholder of the Company or AcquisitionCo:

(a) AcquisitionCo Stock. Each share of common stock of AcquisitionCo issued and outstanding immediately prior to the Effective Time shall be converted into and

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

(b) Treasury Stock. All shares of Company Common Stock and Company Preferred Stock that immediately prior to the Effective Time are held in the treasury of the Company, if any, shall be canceled and retired. No capital stock of the Surviving Corporation, cash or other consideration shall be paid or delivered in exchange for any such Company Common Stock or Company Preferred Stock held in treasury, and the Merger shall effect no conversion thereof.

(c) Company Preferred Stock. Except as otherwise provided in Section 2.1(b), and subject to Sections 2.1(e), 2.1(f), 2.2, 3.7 and 3.8, each share of Company Preferred Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive:

(i) an amount in cash per share equal to the product of (A) the Closing Distribution Ratio multiplied by (B) the Per Share Closing Amount;

(ii) with respect to any payments of Contingent Consideration described in Exhibit C, a portion thereof equal to the Per Share Contingent Amount; and

(iii) an interest in any cash released from the Indemnity Escrow Fund, as and when released to the Participants therefrom, to the extent provided in the Escrow Agreement.

(d) Company Common Stock. Except as otherwise provided in Section 2.1(b), and subject to Sections 2.1(e), 2.1(f), 2.1(g), 2.2, 3.7 and 3.8, each share of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive:

(i) an amount in cash per share equal to the product of (A) the Closing Distribution Ratio multiplied by (B) the Per Share Closing Amount;

(ii) with respect to any payments of Contingent Consideration described in Exhibit C, a portion thereof equal to the Per Share Contingent Amount; and

(iii) an interest in any cash released from the Indemnity Escrow Fund, as and when released to the Participants therefrom, to the extent provided in the Escrow Agreement.

(e) Escrow. Following the release from the Indemnity Escrow Fund of any funds therefrom in accordance with the Escrow Agreement (other than releases representing indemnity payments pursuant to Section 12.1), such amounts shall be distributed among the Participants in proportion to their respective Escrow Percentages. As more fully provided in the Escrow Agreement, (i) within [*], there shall be released from the Indemnity Escrow Fund to the Participants an amount in cash equal to the amount (if any) by which (x) [*], exceeds (y) the sum of (A) all amounts released from the Indemnity Escrow Fund to Parent Group Members on or prior to such date, plus (B) the aggregate amount of all Indemnity Claims outstanding under all

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Claim Notices that were delivered on or prior to such date and that remained pending as of such date, and (ii) within [*], there shall be released from the Indemnity Escrow Fund to the Participants an amount in cash equal to the amount (if any) by which (x) the remainder of the cash in the Indemnity Escrow Fund, exceeds (y) the sum of (A) all amounts released from the Indemnity Escrow Fund to Parent Group Members on or prior to such date, plus (B) the aggregate amount of all Indemnity Claims outstanding under all Claim Notices that were delivered on or prior to such date and that remained pending as of such date.

(f) Adjustment in Certain Circumstances. In calculating the consideration payable under this Section 2.1, Parent and AcquisitionCo shall be entitled to rely on the representations and warranties contained in Section 5.2. If such representations and warranties are not correct, Parent shall have the right to reallocate the distribution of the Aggregate Merger Consideration among the Participants so as to effect the intent of Sections 2.1(c) and 2.1(d) above, but without increasing or decreasing the Aggregate Merger Consideration. Notwithstanding anything herein to the contrary, the Aggregate Merger Consideration payable to the Participants shall be without interest thereon.

(g) Unvested Shares. The consideration payable pursuant to Section 2.1(d) with respect to any share of Company Common Stock outstanding immediately prior to the Effective Time that is unvested and subject to the Company’s right or option to repurchase such share (the “Repurchase Option”) upon the purchaser’s termination of employment or service with the Company or is otherwise subject to risk of forfeiture under any applicable restricted stock purchase agreement or other Contract shall, unless such share constitutes a [*], be paid in accordance with the provisions of Section 2.1(g)(i) below. The consideration payable pursuant to Section 2.1(d) with respect to any share of Company Common Stock outstanding immediately prior to the Effective Time that constitutes a [*] shall be paid in accordance with the provisions of Section 2.1(g)(ii) below.

(i) The consideration payable pursuant to Section 2.1(d) with respect to any unvested share of Company Common Stock subject to this Section 2.1(g) that is not a [*] will also be unvested and subject to the same Repurchase Option or risk of forfeiture applicable to such share and will vest incrementally over the record holder’s period of continued service with the Surviving Corporation or Parent pursuant to the same vesting schedule in effect for such share immediately prior to the Effective Time. Accordingly, (A) any consideration payable for such share of Company Common Stock pursuant to Section 2.1(d)(i) shall be held by Parent and shall not be paid or otherwise delivered to the record holder of such share until the date on which such share would have (had the Merger not occurred) vested or as soon as administratively practicable thereafter, but in no event later than the last day of the calendar month in which such vesting date occurs (or, with respect to any such shares that would vest on an accelerated basis upon the record holder’s separation from service (within the meaning of Code Section 409A), the date of such separation from service, subject to any required holdback under Section 409A(a)(2)(B) of the Code), (B) any consideration payable for such share of Company Common Stock pursuant to Section 2.1(d)(iii) shall be deposited into the Indemnity Escrow Fund and shall not be paid until the later of (i) the date on which the consideration due with respect to such share pursuant to Section 2.1(d)(i) vests and becomes payable in accordance with the foregoing or (ii) the date on which

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

the 2.1(d)(iii) consideration (if any) with respect to such share is released from the Indemnity Escrow Fund and distributions to the Participants are made in accordance with Section 2.1(e), and (C) subject to and contingent upon the prior vesting of any such share, any consideration payable for such share of Company Common Stock pursuant to Section 2.1(d)(ii) shall be paid to the record holder on the same date or dates on which the Section 2.1(d)(ii) consideration is paid to the holders of Company Common Stock in accordance with the provisions governing the payment of the Per Share Contingent Amount. All payments made pursuant to this Section 2.1(g)(i) shall be subject to the collection of all applicable withholding taxes by the Surviving Corporation; provided, however, that no withholding taxes shall be collected with respect to any unvested shares of Company Common Stock subject to this Section 2.1(g)(i) as to which Parent has been provided with satisfactory evidence of a timely filed election under Section 83(b) of the Code prior to the Effective Time. The Company’s rights with respect to each Repurchase Option outstanding immediately prior to the Effective Time shall automatically by reason of the Merger be deemed to have been assigned to Parent upon consummation of the Merger and shall thereafter be exercisable by Parent upon the same terms and conditions that were in effect for such Repurchase Option immediately prior to the Effective Time, except that from and after the Effective Time, each such Repurchase Option or forfeiture provision shall apply to the consideration payable under Section 2.1(d) with respect to the shares of Company Common Stock subject to such Repurchase Option. At or following the Effective Time, upon the payment to the record holder of the repurchase price per share in effect under the applicable Repurchase Option immediately prior to the Effective Time, Parent shall be deemed to have repurchased all of the consideration otherwise payable under Section 2.1(d) with respect to each share of Company Common Stock covered by the exercised Repurchase Option. Accordingly, upon the exercise of any such Repurchase Option or the occurrence of any forfeiture event pertaining to any such share of Company Common Stock at or following the Effective Time, Parent shall succeed to the entire right, title and interest in and to all of the consideration payable under Section 2.1(d) with respect to such share, and the record holder shall cease to have any further right, title or interest in and to that consideration and shall only be entitled to the repurchase price payable under the exercised Repurchase Option, if applicable. The Company shall, prior to the Effective Time, take all action that may be reasonably necessary to ensure that (and Parent shall have the right, from and after the Effective Time, to take all action that may be necessary to ensure that): (1) the consideration payable under Section 2.1(d) with respect to any unvested share of Company Common Stock subject to this Section 2.1(g)(i) shall remain so unvested and subject to such Repurchase Option or risk of forfeiture; (2) such consideration shall be paid in accordance with the foregoing provisions of this Section 2.1(g)(i) following the vesting of the shares of Company Common Stock to which that consideration pertains; and (3) Parent is entitled to exercise any such Repurchase Option or otherwise enforce any applicable forfeiture provision in any such restricted stock purchase agreement or other Contract. The Company shall also, prior to the Effective Time, provide each holder of unvested shares of Company Common Stock [*] with written notice of the foregoing provisions of this Section 2.1(g)(i) relating to the consideration payable for such shares, and the Company shall provide Parent in advance with a draft of such notice and shall reflect any

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

comments reasonably made by Parent on such notice prior to distribution to the holders of the unvested shares.

(ii) [*]

(iii) [*]

Section 2.2 Dissenters’ Rights.

(a) Notwithstanding any provision of this Agreement to the contrary, no Dissenters’ Shares shall be converted into or represent a right to receive any cash pursuant to Section 2.1(c) or Section 2.1(d), and the holder of Dissenters’ Shares shall only be entitled to such rights as are granted by the DGCL.

(b) If a holder of Shares who demanded appraisal of such Shares under the DGCL shall effectively withdraw, forfeit or otherwise lose (through failure to perfect or otherwise) the right to appraisal of such Shares, then, as of the occurrence of such event (occurring after the Effective Time), and in each case subject to and in accordance with Section 3.1, each such Share shall be converted into and represent only the right to receive the consideration in the Merger that such Share would have been entitled to receive in accordance with Section 2.1(c) or Section 2.1(d) had such Share never been a Dissenters’ Share.

(c) The Company shall give prompt notice to Parent of any written demands received by the Company for appraisal of the Shares pursuant to Section 262 of the DGCL, withdrawals of such demands and any other related instruments received by the Company, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

(d) From and after the Effective Time, no holder of Dissenters’ Shares shall be entitled to vote such Shares for any purpose or to receive payment of dividends or other distributions on such Shares.

ARTICLE III

EXCHANGE PROCEDURES

Section 3.1 Exchange Procedures.

(a) Promptly following the Effective Time but not less than three Business Days thereafter, Parent shall mail or cause to be mailed a letter of transmittal substantially in the form set forth on Exhibit A (the “Transmittal Letter”) to each Stockholder of record of a certificate for Shares (each, a “Certificate” and, collectively, the “Certificates”) and each Stockholder of record of any uncertificated Shares that, immediately prior to the Effective Time, represented outstanding Shares. The Transmittal Letter shall contain instructions for use in effecting the surrender of the Certificates and any uncertificated Shares in exchange for any applicable cash amount payable on account of such Shares pursuant to Section 2.1(c) or Section 2.1(d) to Stockholders.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

(b) Upon surrender of a Certificate or uncertificated Share to the Exchange Agent (other than Dissenters’ Shares), together with the Transmittal Letter, duly executed, and such other documents as may be required by the Exchange Agent, following the Effective Time, the Exchange Agent shall deliver to the holder of such Certificate or uncertificated Shares, subject to Section 3.7, in exchange for each converted (and canceled) Share represented thereby, the applicable cash amount payable on account of such Share pursuant to Section 2.1(c) or Section 2.1(d).

Section 3.2 Payments to Persons Not Named in Certificates. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any Transfer Taxes or other Taxes required by reason of such payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not applicable. Subject to the applicable provisions of the DGCL, until surrendered as contemplated by this Section 3.2, each Certificate shall be deemed at any time after the Effective Time to no longer be outstanding and automatically be cancelled and retired and represent only the right to receive upon such surrender the applicable cash amount payable on account of such Share in accordance with Section 2.1(c) or Section 2.1(d).

Section 3.3 No Further Ownership Rights. The consideration paid in accordance with the terms of this Article III upon conversion of any Shares shall be deemed to have been paid in full satisfaction of all rights pertaining to such Shares, subject, however, to the Surviving Corporation’s obligations to pay or provide for the rights of holders of Dissenter’s Shares. If, after the Effective Time, any certificates formerly representing Shares are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be exchanged as provided in this Article III.

Section 3.4 Company Transfer Books; Lost Certificates.

(a) At the Effective Time, the stock transfer books of the Company shall be closed, and no transfer of Shares shall thereafter be made on the records of the Company.

(b) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the delivery of an agreement in form and substance reasonably satisfactory to Parent pursuant to which such Person agrees to indemnify Parent and the Surviving Corporation against any claim that may be made against Parent or the Surviving Corporation with respect to such Certificate, which agreement will not require a bond or other security in support of such indemnity obligation unless the Exchange Agent shall reasonably require one in exchange for the lost, stolen or destroyed Certificate, Parent will direct the Exchange Agent to pay any cash to which the holder of such Certificate is entitled pursuant to Section 2.1, all subject to and in accordance with Section 3.1.

Section 3.5 No Liability. None of Parent, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Law. Subject to the previous sentence, if any Certificate has not been surrendered prior to one year after the Effective Time (or immediately prior to such earlier date on which any of the consideration is payable in respect of such Certificate would otherwise escheat to or become the property of any Governmental Body), any cash in respect of such Certificate shall be delivered to the Surviving Corporation, and the holder of such Certificate shall thereafter look only to the Surviving Corporation and Parent for the consideration payable with respect to the Shares formerly represented by such Certificate.

Section 3.6 Investment of Exchange Fund. The Exchange Agent shall invest the Exchange Fund in accordance with the Exchange Agent Agreement. Any interest and other income resulting from such investments shall be paid to the Surviving Corporation.

Section 3.7 Withholding Rights. Parent, the Surviving Corporation, the Exchange Agent and the Escrow Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of equity securities of the Company pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign Tax law. To the extent that amounts are so withheld by Parent, the Surviving Corporation, the Exchange Agent or the Escrow Agent, such withheld amounts (a) shall be remitted by Parent, the Surviving Corporation, the Exchange Agent or the Escrow Agent, as applicable, to the appropriate taxing authority and (b) shall be treated for all purposes of this Agreement as having been paid to the holder of equity securities of the Company in respect of which such deduction and withholding was made by Parent, the Surviving Corporation, the Exchange Agent or the Escrow Agent, as the case may be.

Section 3.8 Certain Adjustments. If, after the execution and delivery hereof and prior to the Effective Time, the outstanding Shares shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities is declared thereon with a record date within such period, or any similar event shall occur, the consideration payable per Share will be adjusted accordingly to provide to the holders of Shares the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend or similar event.

ARTICLE IV

CLOSING; PAYMENT OF MERGER CONSIDERATION

Section 4.1 Closing Date. The closing of the Merger (the “Closing”) shall occur at 10:00 a.m., local time on a Business Day to be designated by Parent, but in no event later than the third Business Day after all of the conditions set forth in Articles X and XI capable of being satisfied prior to the Closing have been satisfied or waived (but subject to the satisfaction or waiver of such other conditions that are only capable of being satisfied at the Closing), or such other date and time as shall be agreed upon by Parent and the Company, at the offices of Cooley LLP, 3175 Hanover Street, Palo Alto, CA 90434. The date on which the Closing actually occurs is sometimes referred to herein as the “Closing Date.”

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Section 4.2 Closing Payments; Filing of Certificate of Merger and Effectiveness. Subject to the fulfillment or waiver of the conditions to the respective obligations of each of the parties set forth in Article X or Article XI, as the case may be, at the Closing:

(a) Parent shall:

(i) deposit with U.S. Bank National Association, or such other escrow agent as Parent may designate (the “Escrow Agent”) and named in the Escrow Agreement in substantially the form attached hereto as Exhibit B, with such changes as the Escrow Agent shall reasonably request prior to the Closing (the “Escrow Agreement”), the Indemnity Escrow Amount to be held by the Escrow Agent in accordance with the terms of the Escrow Agreement as security for the indemnification obligations contained in Section 12.1 (including earnings thereon, as set forth in the Escrow Agreement, the “Indemnity Escrow Fund”); and

(ii) deposit with U.S. Bank National Association, or such other exchange agent as shall be mutually agreed to by the parties prior to the Closing (the “Exchange Agent”), pursuant to an Exchange and Paying Agent Agreement entered into among Parent, the Exchange Agent and the Representative (the “Exchange Agent Agreement”), for the benefit of the Stockholders, for exchange in accordance with Article III, through the Exchange Agent, by wire transfer of immediately available funds to the account specified by the Exchange Agent, cash equal to the aggregate amount of cash payable to Stockholders pursuant to Sections 2.1(c) and 2.1(d) (cash deposited with the Exchange Agent by Parent or any Affiliate thereof being referred to as the “Exchange Fund”).

(b) The parties shall cause the Merger to be consummated by filing a certificate of merger (which shall be in form and substance satisfactory to Parent), executed and acknowledged in accordance with the Laws of the State of Delaware, in the office of the Secretary of State of the State of Delaware. The Merger shall become effective upon such filing as provided by the DGCL. The time of the effectiveness of the Merger is herein called the “Effective Time.”

Section 4.3 Parent’s Deliveries. Subject to the fulfillment or waiver of the conditions set forth in Article X, at the Closing, Parent shall deliver to the Company all of the following:

(a) the Exchange Agent Agreement, dated the Closing Date, duly executed by Parent;

(b) the Escrow Agreement, dated the Closing Date, duly executed by Parent; and

(c) the certificate contemplated by Section 11.1, duly executed by an authorized officer of Parent.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Section 4.4 AcquisitionCo’s Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article X, at the Closing, AcquisitionCo shall deliver to the Company all of the following:

(a) the Escrow Agreement, dated the Closing Date, duly executed by AcquisitionCo; and

(b) the certificate contemplated by Section 11.1, duly executed by an authorized officer of AcquisitionCo.

Section 4.5 The Company’s Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article XI, at the Closing, the Company shall deliver to Parent all of the following (in each case in a form reasonably acceptable to Parent):

(a) a copy of the Amended and Restated Certificate of Incorporation of the Company, as amended (the “Company Charter”), certified as of a recent date by the Secretary of State of the State of Delaware;

(b) a certificate of good standing of the Company, issued as of a recent date by the Secretary of State of the State of Delaware and by the Secretary of State of each other state set forth on Schedule 5.1(a);

(c) a certificate of the Secretary of the Company, dated the Closing Date, in form and substance reasonably satisfactory to Parent, as to: (i) no amendments to the Company Charter since a specified date; (ii) the by-laws of the Company (the “Company Bylaws”) in effect from the date of the board approval referenced in the next clause to immediately prior to the Effective Time; (iii) the resolutions of the board of directors of the Company and of the Stockholders authorizing the execution and performance of this Agreement and the transactions contemplated hereby; and (iv) the incumbency of the officers of the Company executing this Agreement and any Company Ancillary Agreements;

(d) the Exchange Agent Agreement, dated the Closing Date, duly executed by the Representative;

(e) the Escrow Agreement, dated the Closing Date, duly executed by each of the Company and the Representative;

(f) payoff letters or other evidence that all Closing Indebtedness of the Company has been repaid in full, including any pre-payment penalties or change of control premiums or penalties, make-whole amounts or similar payments required in connection with the Merger or prepayment or early termination of such Closing Indebtedness which, in each case, are due and payable prior to the Effective Time, in form and substance reasonably satisfactory to Parent; all Encumbrances relating to or securing such Closing Indebtedness have been released; related UCC-3 Termination Statements shall have been filed with respect to any such Encumbrances; and there are no further obligations of the Company in respect of that Closing Indebtedness or any agreement or instrument that evidenced the same, in each case prior to the Closing Date;

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

(g) general releases, in substantially the form set forth on Exhibit D (the “Release Agreements”), in favor of the Company and Parent, to be effective as of the Effective Time, signed by the Persons listed on Schedule 4.5(g);

(h) [*];

(i) offer letters with the Specified Employees;

(j) evidence of the termination of the Company Co-Sale Agreement, the Company Investor Rights Agreement and the Company Voting Agreement, in form and substance reasonably satisfactory to Parent, and effective waivers under such agreements of any rights of any party thereto in connection with the transactions contemplated hereby;

(k) evidence of the termination, in form and substance reasonably satisfactory to Parent, of each of the agreements listed on Schedule 4.5(k) and the satisfaction in full of all obligations of the Company thereunder;

(l) duly executed resignations, effective as of the Effective Time, of each of the directors of the Company, in form and substance reasonably satisfactory to Parent;

(m) estoppel certificates from all landlords under the Leased Real Properties, in substantially the form set forth on Exhibit E with such changes as the applicable landlords shall reasonably request prior to the Closing;

(n) the certificates contemplated by Sections 10.1(c) and 10.2, each duly executed on behalf of the Company by the Chief Executive Officer or any Senior Vice President of the Company;

(o) a statement, in substantially the form set forth on Exhibit F, in accordance with Treas. Reg. Section 1.1445-2(c)(3) and 1.897-2(h) certifying that the Company is not, and has not been, a “United States real property holding corporation” for purposes of Sections 897 and 1445 of the Code (the “FIRPTA Certificate”) not more than 20 days prior to the Closing Date and a notification to the Internal Revenue Service described in Treasury Regulation Section 1.897-2(h)(2) regarding delivery of the FIRPTA Certificate to Parent, signed on behalf of the Company by a responsible corporate officer of the Company;

(p) evidence (in form and substance reasonably satisfactory to Parent) of the Company’s compliance with the actions required on its part pursuant to Section 8.8 with respect to the assumption of certain Company Options and the cancellation of the remaining Company Options and the termination of the Company’s 401(k) Plan as required pursuant to Section 9.2(e);

(q) an opinion from Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, counsel to the Company, in substantially the form of Exhibit G hereto, addressed to Parent and dated the Closing Date;

(r) evidence (in form and substance reasonably satisfactory to Parent) of adoption of resolutions of the Company’s board of directors with respect to each Company Benefit Plan that is a health and welfare plan, including any medical, dental, life insurance,

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AD&D, short-term disability (STD), long-term disability (LTD) and section 125 cafeteria benefit plans, to exclude Parent’s employees from participation in such plans on and after the Closing Date, and providing that such plans shall be subject to Parent’s settlor, fiduciary and governance delegations in the same manner as Parent’s similar health and welfare plans; and

(s) all consents, waivers or approvals obtained by the Company with respect to the consummation of the transactions contemplated by this Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As an inducement to Parent and AcquisitionCo to enter into this Agreement and to consummate the transactions contemplated hereby, the Company represents and warrants to Parent and AcquisitionCo as set forth in this Article V, subject (to the extent provided below) to the qualifications set forth in the written disclosure schedules attached hereto (the “Disclosure Schedule”). The Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Article V. The disclosure in any section or subsection of the Disclosure Schedule shall qualify the representations and warranties set forth in the correspondingly numbered section or subsection of this Agreement, and shall qualify the representations and warranties set forth in other sections and subsections of this Article V only to the extent that (a) the disclosure in one subsection of the Disclosure Schedule is specifically referred to in another subsection of the Disclosure Schedule by a clear and explicit cross-reference or (b) the relevance of a disclosure in one subsection of the Disclosure Schedule to another subsection of the Disclosure Schedule is reasonably apparent on the face of such disclosure.

Section 5.1 Organization and Authority of the Company.

(a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Company is duly qualified to transact business as a foreign corporation and is in good standing in each of the jurisdictions listed on Schedule 5.1(a), which jurisdictions are the only jurisdictions in which the ownership or leasing of the Company’s properties or the conduct of the Company’s business requires such qualification, except where the lack of such qualification would not have and could not reasonably be expected to have a Material Adverse Effect. No other jurisdiction has demanded, requested or otherwise indicated that the Company is required to so qualify. The Company has full corporate power and authority to own or lease and operate its properties and assets and to carry on its business as now conducted. The Company has delivered to Parent true and complete copies of the Company Charter, the Company Bylaws and the Company’s minute books, and such minute books contain true and complete records of all meetings and other corporate actions taken by the board of directors and stockholders of the Company.

(b) The Company has all requisite corporate power and authority to execute and deliver this Agreement and each of the Company Ancillary Agreements and to perform its obligations hereunder and thereunder. The board of directors of the Company, by resolutions duly adopted at a meeting duly called and held, has, by unanimous vote of those present at the meeting, (i) approved and authorized the execution and delivery of this Agreement and the Company Ancillary Agreements, (ii) approved the consummation of the transactions

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contemplated hereby and thereby, including the Merger, (iii) determined that the execution and delivery of this Agreement and the Company Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby is advisable, (iv) recommended that the Stockholders adopt this Agreement, and (v) directed that this Agreement be submitted to the stockholders of the Company for their adoption. Except for the adoption of this Agreement by the Necessary Stockholder Approval and the filing contemplated by Section 4.2(b), no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the Company Ancillary Agreements or any of the transactions contemplated hereby or thereby. This Agreement has been duly authorized, executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Agreement by each of Parent and AcquisitionCo) is a legal, valid and binding obligation of the Company enforceable in accordance with its terms, and each of the Company Ancillary Agreements has been duly authorized by the Company and upon execution and delivery by the Company will be (assuming the valid authorization, execution and delivery by each of the other parties thereto) a legal, valid and binding obligation of the Company enforceable in accordance with its terms, in each case, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws of general application relating to or affecting creditors’ rights and to general principles of equity (the “General Exceptions”).

(c) Except as set forth on Schedule 5.1(c) and subject to the Necessary Stockholder Approval, neither the execution and delivery by the Company of this Agreement or any of the Company Ancillary Agreements nor the consummation by the Company of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions or provisions hereof or thereof by the Company will:

(i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance upon any of the assets or business of the Company, under (A) the Company Charter, the Company Bylaws, the Company Investor Rights Agreement, the Company Voting Agreement or the Company Co-Sale Agreement, (B) any note, instrument, Contract, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which the Company is a party or any of its assets or business is subject or by which the Company is bound, (C) any Court Order to which the Company is a party or by which any of its assets or business is subject or by which the Company is bound or (D) any Law applicable to the Company or its assets or business; or

(ii) require the approval, consent, authorization or act of, or the making by the Company of any declaration, filing or registration with, any Person, except for the filing of the certificate of merger as contemplated by Section 4.2(b) with the Secretary of State of the State of Delaware.

Section 5.2 Capital Structure.

(a) The authorized capital stock of the Company consists of 28,000,000 shares of Company Common Stock and 21,100,000 shares of Company Preferred Stock. Of the

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Company Preferred Stock, 6,000,000 shares have been designated Series A Preferred Stock, 6,400,000 shares have been designated Series B Preferred Stock, and 8,700,000 shares have been designated Series C Preferred Stock.

(b) At the close of business on the date hereof:

(i) 5,487,004 shares of Company Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable, 3,597,900 shares of Company Common Stock have been authorized for issuance pursuant to the Company Stock Plan over the term of such plan, and 3,160,076 shares of Company Common Stock had been issued under the Company Stock Plan, 267,655 shares of Company Common Stock were subject to outstanding options, whether vested or unvested, and 526,342 shares of Company Common Stock remained available for future award under the Company Stock Plan;

(ii) 6,000,000 shares of Series A Preferred Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and are, as of the date hereof, convertible into 6,000,000 shares of Company Common Stock;

(iii) 6,400,000 shares of Series B Preferred Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and are, as of the date hereof, convertible into 6,400,000 shares of Company Common Stock;

(iv) 6,907,406 shares of Series C Preferred Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and are, as of the date hereof, convertible into 6,907,406 shares of Company Common Stock;

(v) no shares of Company Common Stock or Company Preferred Stock were held in the treasury of the Company; and

(vi) no other equity interests in the Company are outstanding.

(c) Schedule 5.2(c)(i) contains a correct and complete list as of the date hereof of each outstanding option to acquire Shares from the Company, whether vested or unvested, and whether granted under the Company Stock Plan or otherwise (“Company Option”) as of the date hereof, including the name of the holder, date of grant, current exercise price per Share and number of Shares subject thereto, the expiration date of the option term, the plan under which such option was granted, the schedule and other terms and conditions on which the option became or will become vested or exercisable and whether such Company Option is an incentive stock option under Section 422 of the Code. Schedule 5.2(c)(i) also lists as of the date hereof each outstanding award of unvested shares of Company Common Stock, whether issued under the Company Stock Plan or otherwise (“Unvested Share Awards”) and includes, as to each such Unvested Share Award, the name of the holder, the number of shares of Company Common Stock subject to that award, the vesting schedule for those Shares and the purchase price paid per share for those Shares. On the Closing Date, the Company shall deliver to Parent an updated list of all Company Options and Unvested Share Awards that is current as of that date. Each Company Option and Unvested Share Award has been granted in compliance with applicable federal and state securities Laws and, each Company Option either has an exercise price per share not less

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than the fair market value per share of Company Common Stock on the applicable grant date or has been structured so as to comply with the requirements of Section 409A of the Code applicable to options granted with a below fair market value exercise price. Except as described in Schedule 5.2(c)(i), no Company Option or Unvested Share Award shall vest in whole or in part on an accelerated basis as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby.

(d) Except for the Company Charter, the Company Co-Sale Agreement, the Company Investor Rights Agreement and the Company Voting Agreement, each as in effect on the date hereof, and except as set forth on Schedule 5.2(c)(i) and Schedule 5.2(d), there are no options, warrants, puts, calls, rights, arrangements, commitments or agreements to which the Company is a party or by which it is bound or, to the Knowledge of the Company, to which any other Person is a party, relating to the issuance, sale, purchase, repurchase, conversion, exchange, registration, voting, transfer or redemption of any Shares or other equity interests or equity equivalents of the Company, whether on conversion of other securities or otherwise, or obligating the Company to grant, extend or enter into any such option, warrant, put, call, right, arrangement, commitment or agreement, and there are no outstanding contractual rights to which the Company is a party, the value of which is based on the value of any Shares. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any Shares.

(e) Except for the Company Voting Agreement, as in effect on the date hereof, and as set forth on Schedule 5.2(e), the Company is not a party to and, to the Knowledge of the Company, there does not exist any stockholder agreement, voting trust agreement or any other similar Contract restricting or otherwise relating to the voting, dividend, ownership or transfer rights of any shares of capital stock of the Company.

(f) The Company does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or that are convertible into or exercisable for securities having the right to vote) with the Stockholders on any matter.

(g) None of the Shares has been issued in violation of, or are subject to, any preemptive or subscription rights, and all of the Shares have been offered, issued, sold and delivered by the Company in compliance with all applicable federal and state securities Laws.

(h) The Company Stock Plan is the only benefit plan of the Company under which any securities of the Company are issuable to officers, managers, employees and consultants of the Company and the non-employee members of the Company’s board of directors. Except as set forth in Section 5.2(b)(i) and Section 5.2(c), no securities of the Company are issued, reserved for issuance or outstanding under the Company Stock Plan. The terms of the Company Stock Plan and the outstanding Company Options thereunder permit the treatment of the Company Stock Plan and such Company Options in accordance with Section 8.8 and the actions to be taken by the Company’s board of directors thereunder, and do not require the consent or approval of the holders of those Company Options with respect to the disposition of those Company Options in accordance with the provisions of Section 8.8 applicable to those Options. To the Company’s Knowledge, elections under Section 83(b) of the Code have been timely filed with the applicable Internal Revenue Service Center with respect to all unvested shares of Company Common Stock that have been issued to officers, managers, employees,

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non-employee members of the board of directors or consultants of the Company, and the Company has provided Parent with a true and correct copy of each such filed election under Section 83(c) of the Code in its possession.

(i) Schedule 5.2(i) sets forth (i) as of the date hereof, the aggregate unpaid accrued dividends (whether or not declared) with respect to all outstanding Shares of each series of Company Preferred Stock and (ii) the aggregate applicable per diem amount of dividends with respect to all outstanding Shares of each series of Company Preferred Stock as of the date hereof. Except as set forth in Schedule 5.2(i), no share of any series of Company Preferred Stock entitles the holder thereof to any dividends (whether or not declared) to which each other share of such series of Company Preferred Stock is not entitled.

Section 5.3 Subsidiaries and Investments. The Company does not, directly or indirectly, (a) own, of record or beneficially, any outstanding voting securities or other equity interests in any Person or (b) Control any Person. Except as set forth on Schedule 5.3, the Company has never, directly or indirectly, (y) owned, of record or beneficially, any outstanding voting securities or other equity interests in any Person or (z) Controlled any Person.

Section 5.4 Financial Statements. Schedule 5.4 contains (a) the audited balance sheet of the Company as of December 31, 2009 and the related statements of (i) operations, (ii) changes in redeemable convertible preferred stock, stockholders’ equity (deficit) and comprehensive loss and (iii) cash flows for the fiscal year ended December 31, 2009, together with the appropriate notes to such financial statements, and (b) the unaudited balance sheet of the Company as of November 30, 2010 and the related statements of operations and cash flows for the fiscal quarter then ended (the “Most Recent Financial Statements”). Except as set forth therein or in the notes thereto, such financial statements have been prepared in conformity with U.S. GAAP and fairly present the financial position and results of operations and cash flows of the Company as of their respective dates and for the respective periods covered thereby; provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments and lack footnotes and other presentational items.

Section 5.5 No Undisclosed Liabilities. Except as set forth on Schedule 5.5, the Company is not subject to any liabilities of any nature (including unasserted claims, whether known or unknown), whether absolute, contingent, accrued or otherwise, other than (a) those shown or reserved for on the Balance Sheet, other than immaterial liabilities incurred after the Balance Sheet Date in the ordinary course of the Company’s business consistent with past business practices or (b) those arising under the Company’s contracts listed on Schedule 5.14, assuming no breach thereof or default thereunder.

Section 5.6 Operations Since Balance Sheet Date.

(a) Except as set forth on Schedule 5.6, since the Balance Sheet Date, there has not been:

(i) any change, event or development or, to the Knowledge of the Company, prospective change, event or development that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect;

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(ii) [*];

(iii) any loss, damage, destruction or other casualty affecting any of the Company’s material properties or assets, whether or not covered by insurance; or

(iv) any loans or guarantees made by the Company to or for the benefit of any Person, or any arrangement or commitment therefor made by the Company, other than with respect to travel advances and other advances made in the ordinary course of its business and in compliance with Company policy.

(b) Except as set forth on Schedule 5.6, since the Balance Sheet Date, the Company has conducted its business only in the ordinary course of its business consistent with past business practices. Without limiting the generality of the foregoing, since the Balance Sheet Date, except as set forth on Schedule 5.6, the Company has not taken any action that, if taken after the date hereof, would constitute a breach of any of the covenants set forth in Section 8.6.

Section 5.7 Taxes.

(a) Except as set forth on Schedule 5.7: (i) the Company has filed all Tax Returns required to be filed; (ii) all such Tax Returns are complete and accurate in all material respects and disclose all Taxes required to be paid by the Company for the periods covered thereby; (iii) all Taxes (whether or not shown on any Tax Return) owed by the Company have been timely paid; (iv) the Company has not waived or been requested to waive any statute of limitations in respect of Taxes which waiver is currently in effect; (v) there is no action or suit pending or, to the Knowledge of the Company, proposed or threatened with respect to Taxes of the Company and, to the Knowledge of the Company, no basis exists therefor; (vi) there is no investigation, audit, claim or assessment pending, or to the Knowledge of the Company, proposed or threatened with respect to Taxes of the Company; (vii) all deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in clause (i) have been paid in full; (viii) all Tax Sharing Arrangements and Tax indemnity arrangements relating to the Company (other than this Agreement) will terminate prior to the Effective Time and the Company will not have any liability thereunder on or after the Effective Time; (ix) there are no liens for Taxes upon the assets of the Company except liens relating to current Taxes not yet due; (x) all Taxes which the Company is required by Law to withhold or to collect for payment have been duly withheld and collected, and have been paid to the appropriate taxing authority or accrued, reserved against and entered on the books of the Company; (xi) the Company has not been a member of any Company Group and the Company has not had at any time any direct or indirect ownership in any corporation, partnership, limited liability company, trust, joint venture or other entity; (xii) the Company is not currently the beneficiary of any extension of time within which to file any Tax Return; (xiii) no claim has ever been made in writing by a taxing authority in a jurisdiction where the Company has never paid Taxes or filed Tax Returns asserting that the Company is or may be subject to Taxes assessed by such jurisdiction; (xiv) there are no Tax rulings, requests for rulings or closing agreements relating to the Company which could affect the Company’s liability for Taxes for any taxable period ending after the Effective Time; (xv) the Company will not be required to include any adjustment under Section 481(c) of the Code (or any corresponding provision of state, local or other Tax law) in taxable income for any taxable period ending after the Effective Time as a result of a change in accounting method for a taxable period

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beginning at or before the Effective Time or for any Straddle Period; (xvi) the Company does not have any liability for Taxes of another Person under Treasury Regulation Section 1.1502-6 (or any other similar provision of state, local or foreign Law); (xvii) to the extent that the Company has participated in a transaction that is a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(1), such participation has been adequately disclosed to the IRS on IRS Form 8886 (or predecessor form); (xviii) during the last three years, the Company has not been a party to any transaction (other than a transaction described in Section 355(e)(2)(C) of the Code) treated by the parties thereto as one to which Section 355 of the Code (or similar provision of state, local or foreign Law) applied; (xix) there are no Tax credits, grants or similar amounts that are or will be subject to “clawback” or recapture as a result of (A) the transactions contemplated by this Agreement or (B) an act (or failure to act) by the Company to satisfy certain requirements on which the credit, grant or similar amount is or was conditioned; and (xx) no intercompany obligation (as described in Treasury Regulation Section 1.1502-13(g)) between the Company and a member of any Company Group will remain outstanding following the Effective Time; (xxi) none of the assets reflected on the Balance Sheet is “tax-exempt use property” within the meaning of Section 168(h) of the Code and none of the property of the Company is properly treated as owned by persons other than the Company for income Tax purposes; (xxii) the Company has not participated in or cooperated with an international boycott, within the meaning of Section 999 of the Code, nor has any such corporation had operations which are or may hereafter become reportable under Section 999 of the Code; (xxiii) the Company has not disposed of property in a transaction being accounted for under the installment method pursuant to Section 453 or 453A of the Code; (xxiv) the Company does not have corporate acquisition indebtedness, as described in Section 279(b) of the Code; and (xxv) during the four taxable years ending on December 31, 2009, for federal (and corresponding state, local and foreign) income Tax purposes, the Company has not been subject to the alternative minimum tax imposed by Section 55 of the Code (or comparable provisions of state, local and foreign income Tax laws).

(b) The Company has delivered to Parent a schedule of any net operating loss (or alternative minimum tax net operating loss) carryover of the Company for the fiscal year ending December 31, 2009 as reported on its Tax Return for such year (without regard to any limitations under Sections 382 and 384 of the Code) and with respect to such net operating loss carryover, (i) the amount of such carryover and (ii) the year in which the carryover arose.

(c) No transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code (relating to “FIRPTA”).

(d) The Company has collected and deposited on a timely basis with the applicable taxing authorities all applicable federal, state and local income, employment and payroll withholding taxes with respect to wages and other compensation, whether payable in cash, equity or other form of consideration, paid or made available to its current or former employees and has, with respect to all elections filed under Section 83(b) of the Code, collected and deposited on a timely basis with the applicable taxing authorities the applicable federal, state and local income, employment and payroll withholding taxes with respect to any income resulting from the excess (if any) of the fair market value of the property subject to each such election and the amount paid for that property.

Section 5.8 Governmental Permits; Regulatory Matters.

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(a) The Company owns, holds or possesses (and at the time of the performance of all preclinical research, clinical development and manufacturing that it has conducted or sponsored, it did own, hold or possess) all material licenses, franchises, permits, privileges, immunities, approvals and other authorizations from Governmental Bodies which are (or at the time of the performance of such preclinical research, clinical development and manufacturing, were) necessary to entitle it to own or lease, operate and use its assets and to carry on and conduct its business substantially as currently conducted including, for the avoidance of doubt, the conduct of all preclinical research, clinical development and manufacturing (collectively, the “Governmental Permits”). Schedule 5.8(a) sets forth a list of each Governmental Permit, except for such licenses, permits and other authorizations which would be readily obtainable by any qualified applicant without undue burden in the event of any lapse, termination, cancellation or forfeiture thereof. Complete and correct copies of all of the Governmental Permits have been delivered to Parent.

(b) Except as set forth in Schedule 5.8(b): (i) the Company has fulfilled and performed its obligations in all material respects under each of the Governmental Permits, and, to the Knowledge of the Company, no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a breach or default under any such Governmental Permit or which permits or, after notice or lapse of time or both, would permit revocation or termination of any such Governmental Permit, or which could materially and adversely affect the rights of the Company under any such Governmental Permit; (ii) no written notice of cancellation, of default or of any dispute concerning any Governmental Permit, or of any event, condition or state of facts described in the preceding clause, has been received by the Company; and (iii) each of the Governmental Permits is valid, subsisting and in full force and effect and will continue in full force and effect following the Effective Time, in each case without (A) the occurrence of any breach, default or forfeiture of rights thereunder or (B) the consent, approval, or act of, or the making of any filing with, any Governmental Body.

(c) The Company has not engaged in activities which require compliance with 21 U.S.C. Section 355, 42 U.S.C. Section 262, FDA implementing regulations under 21 C.F.R. Parts 312, 314, 600 and 601 or similar Laws in countries other than the United States. Except as set forth in Schedule 5.8(c), the Company has not conducted or sponsored, and is not currently conducting or sponsoring, any clinical trials, nor have any clinical trials been conducted or sponsored on the Company’s behalf. Each of the clinical trials set forth in Schedule 5.8(c) was conducted or are being conducted in compliance with all applicable Laws. As of the date hereof, no investigational new drug application filed by or on behalf of the Company with the FDA has been terminated or suspended by the FDA, and the FDA has not commenced, or threatened to initiate, any action (i) to place a clinical hold order on, or otherwise terminate, delay or suspend, any proposed or ongoing clinical investigation conducted or proposed to be conducted by the Company.

(d) None of the Company nor any of its officers, employees or agents has made an untrue statement of a material fact or fraudulent statement to the FDA or other Governmental Body, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Body, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, could reasonably be expected to provide a basis for the FDA or any other Governmental Body to invoke its policy respecting “Fraud, Untrue Statements

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of Material Facts, Bribery, and Illegal Gratuities” set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy. None of the Company nor any of its respective officers, employees or agents has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. Section 335a(a) or any similar Law or authorized by 21 U.S.C. Section 335a(b) or any similar Law. The Company has not used the services of any person debarred under Section 306 of the Federal Food Drug and Cosmetic Act in connection with the development of any information related to any Product, which information was or is intended to be submitted to the FDA.

(e) Neither the Company nor, to the Knowledge of the Company, any Affiliate of the Company, has ever participated as a provider in any Federal Health Care Program. To the Knowledge of the Company, no officers, directors, managing employees, agents, or individuals with direct or indirect ownership interests (or any combination thereof) of 5% or more in the Company (as those terms are defined in 42 C.F.R. § 1001.1001) or any of its Affiliates has ever been excluded from participation as a provider in any Federal Health Care Program. The Company is not currently, nor has it been in the past: (i) to the Knowledge of the Company, under investigation by the Department of Justice, the Office of the Inspector General of the U.S. Department of Health and Human Services, the Centers for Medicare and Medicaid Services, any state Attorney General, state Medicaid Agency, or the FDA for promotional or other fraud and abuse or related issues; (ii) excluded from participation under any Federal Health Care Program under Section 1128 of the SSA; or (iii) suspended or debarred from contracting with the federal government. The Company has not engaged in any activity constituting fraud or abuse under any Law relating to healthcare insurance or reimbursement, and no offers or payments of either cash or other consideration to any person by or on behalf of the Company have been made by or on behalf of the Company in violation of any applicable Law.

(f) The Company has not billed or caused to be billed any commercial insurance plan or any health care program administered or funded, in whole or in part, by the government of the United States of America, including Medicare, Medicaid and TRICARE programs (described in Title XVIII of the United States the SSA, Title XIX of the SSA, and Title 10, Chapter 55 of the U.S.C., respectively for any item or service.

(g) All preclinical research, clinical development and manufacturing that the Company has conducted or sponsored involving any Product was conducted in compliance with the good laboratory practice requirements and standards of 21 C.F.R. part 58, to the extent that such requirements and standards were applicable thereto.

(h) Except as set forth in Schedule 5.8(h), the Company is not aware of any information that to the Knowledge of the Company would be reasonably expected to prevent the acceptance, or the subsequent approval, of any filing, application or request for approval of any Product.

(i) The Company has delivered to Parent all applications, registrations, licenses, authorizations and approvals, correspondence submitted to or received from FDA or another regulatory authority (including minutes and official contact reports relating to any communications with any regulatory authority) and all supporting documents and all preclinical studies and other data, relating to the Products (“Regulatory Documentation”) in the Company’s

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possession or control, requested by Parent, or to the Knowledge of the Company, that is material to the development of such Products. To the Knowledge of the Company, all Regulatory Documentation regarding such Products is true and correct in all material aspects.

Section 5.9 Real Property.

(a) Schedule 5.9(a) sets forth a list and brief description of each lease or similar agreement (showing the parties thereto, annual rental, expiration date, renewal and purchase options, if any, the improvements thereon, and the location of the real property covered by, and the space occupied under, such lease or other agreement) under which the Company is lessee of, or holds, uses or operates, any real property owned by any third Person (the “Leased Real Property”). Except as set forth on Schedule 5.9(a), and except for Permitted Encumbrances, there are no agreements or other documents governing or affecting the occupancy or tenancy of any of the Leased Real Property by the Company. Complete and correct copies of any instruments evidencing Encumbrances, commitments for the issuance of title insurance, title opinions, surveys and appraisals in the Company’s possession and any policies of title insurance currently in force and in the possession of the Company with respect to each such parcel of Leased Real Property have been delivered to Parent.

(b) Neither the whole nor any part of any real property leased, used or occupied by the Company is subject to any pending suit for condemnation or other taking by any public authority, and no such condemnation or other taking is threatened or contemplated.

(c) The Company does not own and has never owned any real property, and does not have any right or obligation to acquire any real property.

Section 5.10 Personal Property Leases. Schedule 5.10 contains a brief description of each lease or other Contract (including in each case the annual rental, the expiration date thereof and a brief description of the property covered) under which the Company is lessee of, or holds or operates, any machinery, equipment, vehicle or other tangible personal property owned by a third Person, except for any such lease, Contract or right that is terminable by the Company without penalty or payment on 30 days’ or less notice or which provides for annual lease payments of less than [*].

Section 5.11 Intellectual Property.

(a) Schedule 5.11(a) contains a list and description (showing in each case the registered or other owner, applicant, expiration date and number, if any) of all (i) Patents owned by the Company and (ii) Patents exclusively licensed to the Company, (iii) Patents non-exclusively licensed to the Company; (iv) Trademarks (including all assumed or fictitious names under which the Company is conducting or has conducted its business) owned by or exclusively licensed to the Company and (v) registered Copyrights owned by or exclusively licensed to the Company (it being understood and agreed that Schedule 5.11(a) is not limiting with respect to the Intellectual Property directly or indirectly being acquired by Parent pursuant to the transactions contemplated by this Agreement). Except as disclosed on Schedule 5.11(a), no Intellectual Property owned by or exclusively licensed to the Company that are United States Patents are subject to a terminal disclaimer against another Patent.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

(b) Schedule 5.11(b) contains a list and description (showing in each case any owner, licensor or licensee) of all material Software owned by or licensed to the Company (except for Software licensed to the Company that is commercially available subject to “shrink-wrap” or “click-through” license agreements).

(c) Schedule 5.11(c) contains a list and description (showing in each case the parties thereto) of all material Contracts, assignments and indemnities to which the Company is a party and which relate to: (i) any Copyrights, Patents or Trademarks listed on Schedule 5.11(a); or (ii) any Material Trade Secrets owned by, licensed to or used by the Company. Except as set forth on Schedule 5.11(b) or Schedule 5.11(c), the Company is not a party to any Contract pursuant to which it has been granted a license, sublicense, covenant not to sue or any similar right or benefit to any Intellectual Property and is obligated, or may become obligated, to pay any royalties, milestones, license fees or other similar payments.

(d) The Company has documented in sufficient detail, and the Company has used reasonable efforts to maintain the confidentiality of its Trade Secrets that are (i) required in order to research, develop, manufacture, market or sell any product researched, developed, manufactured, marketed or sold by the Company, or (ii) otherwise material to the Company (collectively, the “Material Trade Secrets”), in each case to allow the Company to be able to continually use and exploit all such Material Trade Secrets as such Material Trade Secrets are currently used and exploited. The Company operates and enforces reasonable procedures designed to ensure the recording and maintenance of all know-how and other Intellectual Property and assignment to the Company of all Owned Intellectual Property, which include requiring all employees, consultants, contractors, officers, service providers and agents of the Company involved in the creation, development or implementation of such Intellectual Property to maintain notebooks describing such activities in reasonable detail sufficient to enable the Company to document and otherwise protect, enforce and defend its rights in and to such Intellectual Property.

(e) Except as disclosed on Schedule 5.11(e), the Company: (i) owns the entire right, title and interest in and to the Intellectual Property purported to be owned by the Company (including as set forth in Schedule 5.11(a)), free and clear of Encumbrances except for Permitted Encumbrances (“Owned Intellectual Property”); (ii) has the perpetual, world-wide, royalty-free right to use the Intellectual Property and Software purported to be licensed to the Company (including as set forth in Schedule 5.11(a)) (“Licensed Intellectual Property”); (iii) to the Knowledge of the Company, has the exclusive right to use the Intellectual Property purported to be exclusively licensed to the Company (“Exclusively Licensed Intellectual Property”) and (iv) has not granted any option, license, covenant not to sue or similar interest or benefit, exclusive or otherwise, in, to or under the Owned Intellectual Property or Licensed Intellectual Property. Except as disclosed on Schedule 5.11(e) to the Knowledge of the Company, there is no other Intellectual Property necessary for the Company to conduct its business as currently conducted. Except as set forth in Schedule 5.11(e), the Company’s ability to use Licensed Intellectual Property necessary for the Company to conduct its business substantially as currently conducted will not be adversely affected by the transactions contemplated by this Agreement. Except as set forth in Schedule 5.11(e), the Company is listed in the records of the appropriate United States, state or non-U.S. registry as the sole current owner of record for each application and registration required to be identified on Schedule 5.11(a) as being owned by the Company.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

(f) Except as disclosed on Schedule 5.11(f): (i) all Owned Intellectual Property and, to the Knowledge of the Company, all Licensed Intellectual Property and all registrations for Owned Intellectual Property and, to the Knowledge of the Company, Licensed Intellectual Property are valid and in force and all maintenance fees and annuity fees relating thereto and currently and previously due have been paid, and all applications to register any unregistered Owned Intellectual Property or Licensed Intellectual Property are pending and in good standing, all without challenge of any kind; (ii) the issued Patents, and registered Trademarks within the Owned Intellectual Property are valid and enforceable and the Company has not, to the Knowledge of the Company, taken or failed to take any action in the prosecution or maintenance of such issued Patents or the registration of the registered Trademarks that has caused them not to be valid and enforceable; (iii) to the Knowledge of the Company, the issued Patents within the Exclusively Licensed Intellectual Property are valid and enforceable and the Company nor, to the Knowledge of the Company, the licensor has taken or failed to take any action in the prosecution or maintenance of such issued Patents that has caused them not to be valid and enforceable; (iv) there are no pending or, to the Knowledge of the Company, threatened interference, re-examination, reissue, opposition, cancellation or other similar proceedings involving the Owned Intellectual Property or the Licensed Intellectual Property; (v) the Company has the sole and exclusive right to bring actions for infringement or unauthorized use of the Owned Intellectual Property and the Exclusively Licensed Intellectual Property; (vi) the Company has taken all actions reasonably necessary to protect, including where necessary to register, the material Copyrights, Trademarks, Patents and Trade Secrets owned by or licensed to the Company; and (vii) the Company has not materially breached, and is not in material breach of, any agreement affecting the Intellectual Property used by the Company, and has not taken any action that would impair or otherwise adversely affect its rights in the Intellectual Property used by the Company.

(g) Except as set forth on Schedule 5.11(g): (i) to the Knowledge of the Company, no infringement, misappropriation, dilution, violation or other unauthorized use of any Intellectual Property of any other Person has occurred or resulted in any way from the operation of the Company’s business; (ii) no claim of any infringement, misappropriation or other unauthorized use of any Intellectual Property right of any other Person has been made or asserted in respect of the operation of the Company’s business; (iii) no written claim, and to the Knowledge of the Company, no other claim, of invalidity of any Owned Intellectual Property or Licensed Intellectual Property has been made to Company; (iv) no proceedings are pending or, to the Knowledge of the Company, threatened which challenge the validity, ownership or use of any Owned Intellectual Property or Licensed Intellectual Property; (v) the Company has not received any written notice, and to the Knowledge of Company, any other notice, of any claim that the operations of the Company’s business infringe, misappropriate, dilute, violate or otherwise use without authorization any Intellectual Property right of any other Person and, to the Knowledge of the Company, there is no basis for any such claim; and (vi) to the Knowledge of the Company, no Person has infringed, misappropriated, violated, diluted or otherwise violated any Owned Intellectual Property or any Intellectual Property exclusively licensed to the Company.

(h) Except as disclosed on Schedule 5.11(h), to the Knowledge of the Company, there are no Patents of any other Person dominating, interfering, or potentially dominating or interfering, with the Patents included in the Owned Intellectual Property or Licensed Intellectual Property of the Company, or that could be asserted by a Person to exclude or

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

prevent the Company from practicing the methods or other inventions in Patents included in the Owned Intellectual Property or Licensed Intellectual Property or that are otherwise necessary to conduct the business of the Company as currently conducted. To the Knowledge of the Company, no Intellectual Property owned or controlled by the Company has been developed or otherwise obtained using any funding or other resources provided by any Governmental Body or institution of higher education except as indicated in Schedule 5.11(h).

(i) The Company has delivered to Parent all information, including prior art, that is material to the patentability, inventorship or ownership of any of the Patents. Except as set forth on Schedule 5.11(i), to the Knowledge of the Company, there are no published (whether by physical or electronic publication) Patent applications or issued Patents, articles or other prior art references, or any other prior art or material information, that could reasonably be expected to render invalid or unenforceable or could prevent the issuance of any Patent listed in Schedule 5.11(a). For each of the Patents listed in Schedules 5.11(a)(i) and (ii), each of the Company its attorneys, agents and relevant employees and representatives (and, to the Knowledge of the Company, the owners and inventors, and their attorneys, agents and relevant employees and representatives, of the Patents listed in Schedule 5.11(a) that are otherwise controlled by the Company) has met its duty of candor as required under 37 C.F.R. 1.56 and complied with analogous Law outside the United States requiring disclosure of references. [*]

(j) Except as disclosed on Schedule 5.11(j), each inventor named on the Patents listed in Schedule 5.11(a) that were filed or are owned by the Company (and, to the Knowledge of the Company, each inventor named on the Patents listed in Schedule 5.11(a) that are otherwise controlled by the Company), alone or together with any joint owners, has executed an agreement actually assigning his or her entire right, title and interest in and to such Patent, and the inventions embodied and claimed therein, to the Company (or to the Person who has entered into a written agreement to license such Patent to the Company as reflected on Schedule 5.11(a)), alone or together with any joint owners as reflected in Schedule 5.11(a), except as indicated in Schedule 5.11(a). No such inventor has any contractual or other obligation that would preclude or render void or voidable any such assignment or otherwise conflict with the obligations of such inventor to the Company or the appropriate owners under such agreement with the Company or such appropriate owners, as the case may be.

(k) Except as disclosed on Schedule 5.11(k), no Owned Intellectual Property or Exclusively Licensed Intellectual Property is subject to any transfer, assignment, site, equipment or other operational limitations, whether pursuant to Contract or any order, judgment, writ, injunction or decree of any court or other Governmental Body.

(l) Except as disclosed on Schedule 5.11(l), all employees, consultants, contractors, officers, service providers and agents who have contributed to or participated in the creation or development of any Owned Intellectual Property on behalf of the Company or any predecessor in interest thereto has executed an assignment or an agreement to assign in favor of the Company (or such predecessor in interest, as applicable) of all right, title and interest in such Intellectual Property. Except as disclosed on Schedule 5.11(l), no current or former employees, consultants, contractors, officers, service providers and agents of the Company have any right, license, claim or interest whatsoever in or with respect to any Owned Intellectual Property that is necessary to conduct the business of the Company as currently conducted.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

(m) Except as disclosed in Schedule 5.11(m), the Company has entered into agreements with employees, consultants, contractors, officers, service providers and agents sufficient to protect the confidentiality of the Trade Secrets of the Company. There is no breach or violation by the Company under, and, to the Knowledge of the Company, no breach or violation by any other party to, any such agreement. To the Knowledge of the Company, there has been no unauthorized disclosure or use of Material Trade Secrets of the Company. The Company has taken reasonable steps to prevent the unauthorized disclosure or use of its Trade Secrets.

(n) Except as set forth in Schedule 5.11(n), the Company does not manufacture and/or distribute, and has never manufactured and/or distributed, any products, nor have any products been manufactured or distributed on the Company’s behalf. Each of the Products at all times has been, developed, tested, manufactured and stored, as applicable, in compliance with all applicable Laws. The Company has not been subject to any FDA investigation or inquiry with respect to its preclinical, clinical or manufacturing activities for any of its Products. The Company has full right to manufacture and has manufactured the Products, either through existing manufacturers or any potential future manufacturer. Except as set forth in Schedule 5.11(n), with respect to each Product, the Company has obtained full and transferable (to any existing or future manufacturer) rights under (either by license or otherwise) any Intellectual Property owned or controlled by the manufacturer of such Product or any Third Person providing or having provided services to the Company with respect to such Product, that covers the manufacture (including formulation) of such Product. The Company has received all necessary technology transfer (including the receipt of process, methodology, documentation, materials, regulatory filings and the like) and is fully enabled to manufacture the Products, either by itself or through any contract manufacturer.

Section 5.12 Title to Property. Except as set forth on Schedule 5.12, the Company has good and marketable title to each item of equipment, other tangible property and all Owned Intellectual Property, free and clear of Encumbrances except for Permitted Encumbrances.

Section 5.13 No Violation, Litigation or Regulatory Action. Except as set forth on Schedule 5.13:

(a) the Company is not subject to any Court Order;

(b) the assets of the Company and their uses comply in all material respects with all applicable Law and Court Orders;

(c) the Company has complied in all material respects with all Laws and Court Orders that are applicable to its assets or business;

(d) the Company has not voluntarily disclosed to any Governmental Body any violations of Law within the last five years;

(e) there are no Actions or notices of violation pending or, to the Knowledge of the Company, threatened, against or affecting the Company nor, to the Knowledge of the Company, is there any basis for any of the same, and there are no Actions pending in which the

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Company is the plaintiff or claimant;

(f) there is no Action pending or, to the Knowledge of the Company, threatened that questions the legality, validity or fairness of the transactions contemplated by this Agreement; and

(g) to the Knowledge of the Company, no Law or the interpretation thereof has been adopted or is pending that could reasonably be expected to have a Material Adverse Effect.

Section 5.14 Contracts. Except as set forth on Schedule 5.14, the Company is not a party to or bound by:

(a) any Contract for the purchase, sale or lease of real property;

(b) any Contract for the purchase of supplies or raw materials or other goods or services (other than consulting or employment agreements entered into by the Company in the Company’s standard form (provided to Parent prior to the date hereof)) which involved the payment of more than [*] in the fiscal year ended December 31, 2009, which the Company reasonably anticipates will involve the payment of more than [*] in the fiscal year ending December 31, 2010 or in any fiscal year which extends beyond December 31, 2010, other than any such Contract terminable by the Company without penalty on 30 days or less notice; provided, however, that with respect to any such Contract listed or required to be listed on Schedule 5.14(b), Schedule 5.14(b) shall indicate whether the amount payable by the Company is reimbursable by any third party;

(c) any Contract for the sale of goods or services which involved the payment of more than [*]in the fiscal year ended December 31, 2009 or which involves or the Company reasonably anticipates will involve the payment of more than [*] in the fiscal year ending December 31, 2010 or in any fiscal year which extends beyond December 31, 2010, other than any such Contract terminable by the Company without penalty on 30 days or less notice;

(d) any Contract for the purchase, licensing or development of material Software (other than Contracts pursuant to which the Company licenses Software that is available in consumer retail stores or is otherwise commercially available subject to “shrink-wrap” or “click-through” license agreements), other than any such Contract terminable by the Company without penalty on 30 days or less notice;

(e) any Contract relating to the conduct of clinical trials for which the Company is the sponsor or involving the conduct of clinical trials for any Product, including any Contract with an investigator, site, contract research organization, or clinical trial support service;

(f) any consignment, distributor, dealer, manufacturers representative, sales agency, advertising representative or advertising or public relations Contract, other than any such Contract terminable by the Company without penalty on 30 days or less notice;

(g) any partnership, joint venture, franchise or other similar Contract, or any Contract involving a research or development collaboration or similar arrangement;

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

(h) any Contract or instrument that provides for, or relates to, the incurrence by the Company of any Indebtedness;

(i) any guarantee of the obligations of customers, suppliers, officers, directors, employees, Affiliates or others;

(j) any Contract that limits or restricts where the Company or any Affiliate thereof may conduct business or any Contract containing any covenant or provision prohibiting the Company or any Affiliate thereof from engaging in any line or type of business or otherwise restricting the operations or business of the Company or any Affiliate thereof;

(k) any Contract that provides for, or relates to, any non-competition or confidentiality arrangement with any Person, including any current or former officer or employee of the Company other than employment offer letters in the Company’s standard form (provided to Parent prior to the date hereof) entered into by the Company in the ordinary course of business;

(l) any Contract with any Governmental Body;

(m) any Contract containing any “non-solicitation” or “no-hire” provision that restricts the Company or any Affiliate thereof;

(n) any Contract with or involving (i) any Stockholder or any Affiliate (other than the Company) of the Company or of any Stockholder or (ii) any former holder of Shares of the Company or any Affiliate (other than the Company) thereof;

(o) any Contract relating to the manufacture or supply of any Product;

(p) any Contract that requires or obligates the Company or any Affiliate thereof to purchase specified minimum amounts of any product or material; or

(q) any Contract not made in the ordinary course of business, other than any such Contract terminable by the Company without penalty on 30 days or less notice, or any Contract not otherwise set forth above that is material to the Company.

Section 5.15 Status of Contracts. Except as set forth on Schedule 5.15, each of the Contracts listed or required to be listed on Schedule 5.9(a), Schedule 5.10, Schedule 5.11(c), Schedule 5.14 or Schedule 5.17(a) (collectively, the “Company Agreements”) (a) constitutes a valid and binding obligation or confers any valid and binding right, enforceable in accordance with its terms, with respect to the Company and, to the Knowledge of the Company, the other parties thereto, subject only to the General Exceptions, (b) is in full force and effect (except for those Company Agreements which by their terms will expire prior to the Effective Time), and (c) will continue in full force and effect following the Effective Time without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, or the making of any filing with, any other Person. The Company has fulfilled and performed its obligations required to be performed by it under each of the Company Agreements in all material respects, and the Company is not in, or alleged to be in, material breach or default under, nor is there or, to the Knowledge of the Company, is there alleged to be any basis for termination of, any of the Company Agreements and, to the

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Knowledge of the Company, no other party to any of the Company Agreements has materially breached or defaulted thereunder, and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a material default or breach by the Company or, to the Knowledge of the Company, by any other such party. The Company is not currently paying liquidated damages in lieu of performance under any of the Company Agreements or, other than in the ordinary course of business, currently renegotiating any of the Company Agreements. Complete and correct copies of each of the Company Agreements have been delivered to Parent.

Section 5.16 Insurance. Schedule 5.16 sets forth a list and brief description (including nature of coverage, limits, deductibles, premiums and the loss experience for the most recent five years with respect to each type of coverage) of all policies of insurance maintained, owned or held by the Company on the date hereof. The Company has complied with each of such insurance policies in all material respects and has not failed to give any notice or present any claim, incident or occurrence thereunder in a due and timely manner. The Company shall keep its current insurance in full force and effect through the Effective Time and shall not cancel, terminate or amend any such insurance policy without Parent’s written consent.

Section 5.17 Employees and Related Agreements; ERISA.

(a) Schedule 5.17(a) sets forth the name of each Company Benefit Plan. The Company has delivered to Parent with respect to each Company Benefit Plan, as applicable, current and complete copies of (i) all written plan documents, related trust Contracts, insurance Contracts and policies and all amendments thereto, (ii) all current summary plan descriptions, (iii) the Form 5500 annual reports and accompanying schedules and actuarial reports, as filed, for the most recently completed three plan years and (iv) summaries of any Company Benefit Plans for which there is not a written plan document.

(b) Each Company Benefit Plan that is intended to be a qualified plan within the meaning of Section 401(a) of the Code is so qualified, and the Company has delivered or caused to be delivered to Parent the most recently received IRS determination, opinion, advisory or notification letter issued with respect to each such plan. No event has occurred and to the Company’s Knowledge no circumstances exist that would adversely affect the tax qualification of such Company Benefit Plan, and such Company Benefit Plan has not been amended since the effective date of its most recent determination, opinion, advisory or notification in any respect that might adversely affect its qualification, materially increase its cost.

(c) Each Company Benefit Plan has been in all material respects maintained and operated in conformity with all applicable Law, including the Code, ERISA and the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), and in accordance with the terms of such Company Benefit Plan.

(d) Neither the Company nor any ERISA Affiliate sponsors, has sponsored, contributes to, has contributed to, or has or had any obligation or liability with respect to (i) a plan subject to Title IV of ERISA, including any defined benefit plan (as defined in Section 3(35) of ERISA), a multiemployer plan (as defined in Section 3(37) of ERISA) or a multiple employer plan subject to Section 4063 or 4064 of ERISA, (ii) a multiple employer welfare benefit arrangement (as defined in Section 3(40)(A) of ERISA) or (iii) a plan subject to Section 302 of

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

ERISA or Section 412 of the Code.

(e) With respect to managers, officers, employees, non-employee members of the board of directors or consultants of the Company, none of the Company Benefit Plans provides any continuation of welfare benefits (including medical and life insurance benefits) after such person terminates employment or services due to retirement or other reason, except for the coverage continuation requirements of Part 6 of Title I of ERISA or similar state Law.

(f) Except as set forth on Schedule 5.17(f), the Company has no liability of any kind whatsoever, whether direct, indirect, contingent or otherwise, (i) on account of any violation of the health care requirements of Part 6 or 7 of Title I of ERISA or Section 4980B or 4980D of the Code or (ii) under Section 502(i) or 502(l) of ERISA or Section 4975 of the Code.

(g) Except as set forth on Schedule 5.17(g), for each current or former officer, manager, employee or consultant of the Company, all contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any Company Benefit Plan, or by Law, to any funds or trusts established thereunder or in connection therewith have been made by the Company or its ERISA Affiliates by the due date thereof (including any valid extension), and all contributions required to be made for any period ending at or before the Effective Time have been, or will be, paid by the Company prior to the Effective Time. All premiums, fees and administrative expenses required to be paid under the Company Benefit Plans for the period at or before the Effective Time have been, or will be, paid by the Company prior to the Effective Time.

(h) Except as set forth on Schedule 5.17(h), to the Company’s Knowledge, there has been no violation of ERISA or other applicable Law with respect to the filing of applicable reports, documents or notices regarding the Company Benefit Plans with the Secretary of Labor, the Secretary of the Treasury or any other agency or the furnishing of such documents to the participants or beneficiaries of the Company Benefit Plans. All such reports, documents and notices were true, complete and correct in all material respects when filed or distributed.

(i) No Actions have been filed or are currently pending with respect to the operation of the Company Benefit Plans (other than routine claims for benefits) which have been asserted or instituted against the Company or any of its ERISA Affiliates, the assets of any of the trusts under such plans or the plan sponsor, plan administrator or any fiduciary of the Company Benefit Plans, nor, to the Knowledge of the Company, is there any such threatened litigation. There are no pending audits, investigations or inquiries by any Governmental Body with respect to the Company Benefit Plans.

(j) Except as set forth on Schedule 5.17(j), the Company has not entered into any Contract that has not expired or been terminated with or for the benefit of any current or former officer, manager, employee or consultant of the Company, and no current or former officer, manager, employee or consultant of the Company owns, or has any right granted by the Company to acquire, any interest in the Company.

(k) Except as set forth on Schedule 5.17(k), no Company Benefit Plan or Contract described in Section 5.17(j) provides for any bonus, retirement, severance, retention, job security or similar benefit or any change of control, accelerated or enhanced payment or benefit as

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

a result of the transaction contemplated by this Agreement, either alone or together with any other event (including, without limitation, the subsequent termination of employee or other service provider status), nor do such transactions or this Agreement create any liabilities or trigger any expenses under any Company Benefit Plan or Contract described in Section 5.17(j).

(l) Except as set forth on Schedule 5.17(l), there is no agreement, plan, arrangement or Contract to which the Company or any Affiliated Person and any current or former employee or other service provider are parties that considered either individually or collectively with any other such agreements, plans, arrangements or Contracts will, as a direct or indirect result of the transactions contemplated by this Agreement (whether alone or upon the occurrence of any additional or subsequent event, including (without limitation) termination of employee or other service provider status), give rise to an amount that could reasonably be expected to constitute a “ parachute payment” to a “disqualified individual,” as those terms are defined in Section 280G of the Code and the Treasury Regulations thereunder. Schedule 5.17(l) also lists each person who the Company reasonably believes to be such a “disqualified individual.”

(m) For each officer, manager, employee or consultant of the Company, Schedule 5.17(l) sets forth as of the date hereof the name, position, date of hire, current annual salary, hourly rate of pay, on-target commission or target bonus (if and as applicable), service credited for purposes of vesting and eligibility under any Company Benefit Plan, current status as either active or on leave and, if on leave, the type and date of such leave and the date on which such person is expected to return to active service.

(n) No condition exists that would prevent the Company from amending or terminating any Company Benefit Plan without material cost.

(o) Each Company Benefit Plan that is subject to Section 409A of the Code (i) has been operated and administered in good faith compliance with Section 409A of the Code prior to January 1, 2009 and (ii) has been documented, operated and administered in full compliance with Section 409A of the Code on or after January 1, 2009.

(p) The Company has complied with all Department of Homeland Security, Department of Labor and State Department regulations governing the employment of foreign national workers. The Company has also complied with all Laws related to H-1B workers, including the payment of wages and the maintenance of public access files related to the filing of all ETA-9035 Labor Condition Applications. The Company has delivered to Parent I-9 files for all current employees of the Company and for all former employees of the Company with respect to whom I-9 record retention requirements apply. The Company has complied with required I-9 laws and regulations at the time it hired all current and former employees and has not knowingly hired or continued to employ unauthorized workers. The Company has not used the services of any person through a staffing agency, Contract or subcontract knowing that the person was an unauthorized worker.

(q) Except as contemplated by this Agreement, the Company does not have any obligation to indemnify, hold harmless or provide any tax gross-up payment to, any individual with respect to any penalty tax, interest payments or other liability such individual may incur under Section 409A of the Code.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Section 5.18 Environmental Matters.

(a) Neither the Company, nor, to the Knowledge of the Company, any previous owner, occupant or user of any Leased Real Property or Former Real Property or any other Person has engaged in or permitted any activity at or upon, or any use or occupancy of, any Leased Real Property or Former Real Property in any way involving the handling, manufacture, treatment, storage, use, generation, Release or disposal (whether legal or illegal, accidental or intentional, integral or incidental to the operations at the affected site) of any Hazardous Materials on, under, in or about any Leased Real Property or Former Real Property, or transported any Hazardous Materials to, from or across any Leased Real Property or Former Real Property, except as: (i) in compliance with Environmental Laws and (ii) such that the Company will not incur Environmental Damages. No Hazardous Materials currently are produced, incorporated in any construction on, deposited, stored or otherwise located on, under, in or about any Leased Real Property or Former Real Property except as: (x) used in the ordinary course of business of the Company; (y) in compliance with Environmental Laws; and (z) such that the Company will not incur Environmental Damages.

(b) Except as set forth on Schedule 5.18(b):

(i) the Company has complied with all applicable Environmental Laws;

(ii) the Company has not received any written notice or other written communication concerning (A) any violation or alleged or probable violation of any Environmental Law or (B) alleged liability for Environmental Damages in connection with any Leased Real Property or Former Real Property or Hazardous Materials transported to, from or across any Leased Real Property or Former Real Property;

(iii) the Company has delivered to Parent (A) information that is accurate and complete in all material respects pertaining to the operational history of the Company and its facilities, (B) a complete copy of all test results for any samples taken of any environmental media (i.e., water, soil, soil gas, air, surface water or ground water) at or around any part of its facilities, and (C) information that is accurate and complete in all material respects pertaining to any Hazardous Materials handled or generated by, disposed of, or Released from the Company or its facilities;

(iv) (A) the Company has obtained all Governmental Permits necessary under Environmental Law for the operation of the Company’s business and the use and operation of any Leased Real Property or Former Real Property, and such Governmental Permits are listed on Schedule 5.18(b); (B) all such Governmental Permits are in full force and effect; (C) the Company has been in compliance in all material respects with all terms and conditions of such Governmental Permits; and (D) there is no Action pending, alleged or threatened against the Company to revoke or modify such Governmental Permits;

(v) to the Knowledge of the Company, there has been no Release of any Hazardous Materials at any Leased Real Property, Former Real Property, properties previously owned, leased or operated by any predecessor of the Company or at any

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

third-party location to which the Company or its predecessors transported or arranged for the disposal or treatment of Hazardous Materials;

(vi) the Company has delivered to Parent correct and complete copies of all environment, health and safety-related permits, licenses, registrations, inspection reports, government submittals, audits, studies, reports, analyses and results of investigations that have been performed with respect to Leased Real Property or Former Real Property;

(vii) to the Knowledge of the Company, there is not now, nor has there ever been, on, in or under any Leased Real Property or Former Real Property (A) any treatment, recycling, storage or disposal of any Hazardous Materials that require or required a Governmental Permit, (B) any underground storage tanks, above-ground storage tanks, dikes, ponds, lagoons, impoundments or landfill or waste piles, (C) any asbestos-containing or asbestos-related materials, (D) any polychlorinated biphenyls, or (E) any radioactive substances;

(viii) none of the products the Company manufactures, distributes or sells, or has manufactured, distributed or sold, contains asbestos or asbestos-containing material and none of the products manufactured, distributed or sold by any Company predecessor, former businesses or by any entities whose liabilities the Company has assumed by Contract, operation of law or otherwise contained asbestos or asbestos-containing material; and

(ix) the Company has not entered into any Contracts pursuant to which it has assumed any obligations or liabilities of any third party under or pursuant to any Environmental Law or agreed to indemnify, defend or hold harmless any third party from any liabilities, costs or claims arising under or pursuant to any Environmental Law.

Section 5.19 Employee Relations.

(a) The Company is not a party to any collective bargaining agreement or other labor agreement relating to the business. There is no pending or, to the Knowledge of the Company, threatened labor dispute, grievance, strike or work stoppage by any employees of the Company. There has not been any union organizing or election activities involving any of the Company’s employees, and, to the Knowledge of the Company, none is threatened.

(b) The Company is in compliance in all material respects with all Laws and orders relating to the employment of labor, including all Laws and orders relating to wages, hours, discrimination, sexual harassment, civil rights, immigration, safety and health, workers’ compensation, employee classification and the collection and payment of withholding taxes, including income, FICA and similar taxes.

Section 5.20 Suppliers. Set forth on Schedule 5.20 hereto are: (a) a list of names and addresses of all suppliers of the Company (the “Company Suppliers”) and the percentage of purchases by the Company which each Company Supplier represented during the fiscal year ended December 31, 2009 and the five months ended November 30, 2010 and (b)

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copies of the forms of purchase order for supplies and equipment and sales Contracts for finished goods used by the Company. Except as set forth on Schedule 5.20, there exists no actual or threatened in writing, or to the Knowledge of the Company otherwise threatened, termination, cancellation or limitation of, or any adverse change in, the business relationship of the Company with any Company Supplier. Schedule 5.20 sets forth a list of all preferred vendor arrangements with any Company Supplier.

Section 5.21 Availability of Assets. Except as set forth on Schedule 5.21, the assets owned, leased or licensed by or licensed to the Company constitute all the assets and properties used in, or reasonably necessary for, the operation of the business of the Company in substantially the same manner in which it currently is being conducted (including all books, records, computers and computer programs and data processing systems), and all such tangible assets are in good condition and repair (subject to normal wear and tear). The Company has unencumbered access to all such assets owned or leased by or licensed to the Company.

Section 5.22 Inventories. The Company has no inventories (as that term is used for purposes of U.S. GAAP).

Section 5.23 Product Liabilities.

(a) The Company has not received any written claim and to the Knowledge of the Company any other claim, and, to the Knowledge of the Company, there are no incidents that could reasonably be expected to give rise to a claim for or based upon breach of product warranty (other than warranty service and repair claims in the ordinary course of business not material in amount or significance), strict liability in tort, negligent manufacture of product, negligent provision of services or any product complaint, adverse event report or any other similar allegation of liability, including or resulting in product recalls and including or resulting in bodily injury or property damage, arising from the materials, design, testing, manufacture, packaging, labeling (including instructions for use) or sale of its products or from the provision of services, and to the Knowledge of the Company, there is no basis for any such claim. Except as set forth on Schedule 5.23, the Company does not sell and has never sold any products.

(b) The Company has not conducted any product recalls, market withdrawals, product corrections or product removals.

Section 5.24 Transactions with Affiliates.

(a) For purposes of this Agreement, the term “Affiliated Person” means (i) any holder of capital stock of the Company, (ii) any director, officer or senior executive of the Company, (iii) any Person that directly or indirectly Controls, is Controlled by, or is under common Control with the Company or (iv) any member of the immediate family of any of such natural Persons described in the preceding clauses (i), (ii) or (iii) and any Person that directly or indirectly Controls, is Controlled by, or is under common Control with any such immediate family member.

(b) Except as set forth on Schedule 5.24(b), since its formation, the Company has not, in the ordinary course of business or otherwise, (i) purchased, leased or otherwise acquired any property or assets or obtained any services from, (ii) sold, leased or otherwise

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

disposed of any property or assets or provided any services to (except with respect to remuneration for services rendered in the ordinary course of business as director, officer or employee of the Company), (iii) entered into or modified in any manner any Contract with or (iv) borrowed any money from, or made or forgiven any loan or other advance (other than expenses or similar advances made in the ordinary course of business) to, any Affiliated Person.

(c) Except as set forth on Schedule 5.24(c), (i) the Contracts of the Company do not include any obligation or commitment between the Company and any Affiliated Person, (ii) the assets of the Company do not include any receivable or other obligation or commitment from any Affiliated Person to the Company except for those obligations or commitments incurred in the ordinary course of business and (iii) the liabilities of the Company do not include any payable or other obligation or commitment from the Company to any Affiliated Person except for such obligations or commitments incurred in the ordinary course of business.

(d) To the Knowledge of the Company and except as set forth on Schedule 5.24(d), no Affiliated Person of the Company is a party to any Contract with any supplier of the Company that affects in any material respect the business of the Company.

Section 5.25 Budgets. Schedule 5.25 sets forth as of the date hereof the budgets of capital, payroll and other expenditures of the Company prepared in the ordinary course of business for the fiscal quarter ending December 31, 2010.

Section 5.26 Healthcare Data Privacy and Security.

(a) The Company (i) has operated its business in compliance with all Laws and contractual requirements relating to medical records and medical information privacy that regulate or limit the maintenance, use, disclosure or transmission of medical records, patient information or other personal information made available to or collected by the Company in connection with the operation of its business (the “Healthcare Data Requirements”), (ii) has implemented all confidentiality, security and other protective measures required by the Healthcare Data Requirements and, (iii) if and to the extent applicable to the Company, has implemented or will have implemented, upon effectiveness, all such measures required by the Standards for Privacy of Individually Identifiable Health Information at 45 C.F.R. Parts 160 and 164 (subparts A and E) (the “Privacy Rule”), the Security Standards at 45 C.F.R. Parts 160 and 164 (subparts A and C) (the “Security Rule”), the Standards for Electronic Transactions and Code Sets at 45 C.F.R. Parts 160 and 162 promulgated under HIPAA, the Health Information Technology for Economic and Clinical Health Act (Pub. L. No. 111-5) (“HITECH”) and HITECH implementing regulations. The Company is and has at all times been in compliance with the privacy and security requirements of HIPAA and HITECH.

(b) All Personal Data and all Protected Health Information, if any, that the Company has shared, or will share, with Parent, or that the Surviving Corporation will hold at or following the Effective Time, has been collected, maintained and used at all times by the Company in compliance with (i) the requirements of all Laws, (ii) the requirements of Contracts to which the Company is a party and (iii) policies and practices relating to Personal Data that the Company has communicated to Persons about whom the Personal Data relates (“Data Subjects”).

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Section 5.27 Unlawful Payments; etc.

(a) Neither the Company nor, to the Knowledge of the Company, any manager, director, officer, agent, employee or other person acting on behalf of or in the name of the Company has: (i) offered or used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to any political campaign or activity; (ii) offered or made a direct or indirect unlawful payment or conveyance of something of value to any foreign or domestic government official, employee or political candidate or established or maintained any unlawful or unrecorded funds; (iii) violated any provision of the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”) or any Law equivalent to the FCPA or concerning such unlawful payments or gifts in any jurisdiction; (iv) offered or given any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or gift of money or anything of value to any foreign or domestic government official or employee of any Governmental Body; (v) received any unlawful discounts or rebates in violation of any Law relating to antitrust or competition; or (vi) breached or waived any code of ethics or similar foreign, federal or state policy regarding business conduct.

(b) Neither the Company nor, to the Knowledge of the Company, any manager, director, officer, agent, distributor, employee or other person acting on behalf of or in the name of the Company: (i) is, or is owned or Controlled by, a Person subject to the sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (the “OFAC”) or included on any list of restricted entities, persons or organizations published by the government of the United States of America including the List of Specially Designated Nationals and Blocked Persons, Denied Persons List, Entities List, Debarred Parties List, Excluded Parties List and Terrorism Exclusion List, or any similar Law (any such Person, a “Restricted Party”) or (ii) has engaged in any unlicensed transaction with any Restricted Party or has otherwise been in breach of any such sanctions, export controls, restrictions or any similar foreign, federal or state Law.

Section 5.28 No Finder. Neither Company nor any Person acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

Section 5.29 Necessary Stockholder Approval. The affirmative vote of at least (a) 66-2/3% of the issued and outstanding shares of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting together as a single class and on an as-converted to Company Common Stock basis; and (b) a majority of the issued and outstanding shares of Company Common Stock and Company Preferred Stock (voting on an as-converted to Company Common Stock basis), voting together as a single class, is required to adopt this Agreement under applicable Law, the Company Charter, the Company Bylaws and the Company Voting Agreement (the “Necessary Stockholder Approval”). No other vote of the Stockholders is required by applicable Law, the Company Charter, the Company Bylaws, the Company Voting Agreement or otherwise in order for the Company to consummate the Merger and the transactions contemplated by this Agreement. None of the holders of Shares has purported to vote under Section 251 of the DGCL (or execute or deliver a written consent under Section 228 of the DGCL) for the adoption of this Agreement prior to both the approval of this Agreement

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

and the declaration of its advisability by the Company’s board of directors and the execution and delivery of this Agreement.

Section 5.30 Disclosure. None of the representations and warranties of the Company contained herein, none of the information contained in the Schedules referred to in this Article V and none of the certificates furnished to Parent or any of its representatives by the Company or its representatives pursuant to the terms of this Agreement is false or misleading in any material respect or omits to state a fact herein or therein necessary to make the statements herein or therein not misleading in any material respect in light of the circumstances under which they were made.

ARTICLE VI

MATTERS WITH RESPECT TO THE REPRESENTATIVE

Section 6.1 Appointment.

(a) In order to efficiently represent the interests of the Participants with respect to all matters arising under this Agreement or the Escrow Agreement after the Effective Time, by virtue of the adoption of this Agreement by the Necessary Stockholder Approval (and without any individual act of any Participant), each Participant appoints and shall be deemed to have appointed the Representative as agent for such Participant and as such Participant’s true and lawful attorney-in-fact effective upon the Effective Time, with full power and authority in such Participant’s name and on such Participant’s behalf to (x) act according to the terms of this Agreement and the Escrow Agreement in the absolute discretion of the Representative, (y) represent such Participant and such Participant’s successors with respect to all matters arising under this Agreement and the Escrow Agreement and (z) in general to do all things and to perform all acts, including executing and delivering any agreements, certificates, receipts, instructions, notices or instruments contemplated by or deemed advisable in connection with this Agreement or the Escrow Agreement, and (ii) the Representative agrees to act as the representative, agent and attorney-in-fact of each Participant. Each Participant agrees, by virtue of the adoption of this Agreement (and without any individual act of such Participant), that all actions taken by the Representative from and after the Effective Time under this Agreement or the Escrow Agreement shall be binding upon such Participant and such Participant’s successors as if expressly confirmed and ratified in writing by such Participant.

(b) The power of attorney and all authority conferred under Section 6.1(a) shall be irrevocable and be deemed coupled with an interest and shall not be terminated by any act of any Participant, by operation of law, by such Participant’s death or disability or any other event. Without limiting the foregoing, the power of attorney shall be to ensure the performance of a special obligation and, accordingly, each Participant, by virtue of the adoption of this Agreement by the Necessary Stockholder Approval (and without any individual act of such Participant), renounces such Participant’s right to renounce this power of attorney unilaterally any time before the termination of all obligations of the Participants hereunder or under the Escrow Agreement.

(c) By virtue of the adoption of this Agreement by the Necessary Stockholder Approval (and without any individual act of any Participant), each Participant waives any and all defenses which may be available to contest, negate or disaffirm the action of the Representative taken in good faith under this Agreement or the Escrow Agreement.

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(d) The Representative agrees to be bound by all obligations of the Representative under this Agreement or the Escrow Agreement and shall take any and all actions from and after the Effective Time which are necessary or appropriate under this Agreement or the Escrow Agreement for and on behalf of the Participants, including defending all indemnity claims pursuant to Section 12.1 (each, an “Indemnity Claim”), consenting to, compromising or settling all Indemnity Claims, conducting negotiations with Parent and the Surviving Corporation and their representatives regarding Indemnity Claims, dealing with Parent, the Surviving Corporation and their representatives under this Agreement and the Escrow Agreement with respect to all matters arising hereunder or thereunder, taking any and all other actions of the Representative specified in or contemplated by this Agreement or the Escrow Agreement and engaging counsel and accountants in connection with the foregoing matters. Without limiting the generality of the foregoing, by virtue of the adoption of this Agreement (and without any individual act of any Participant), each Participant grants the Representative full power and authority to interpret all the terms and provisions of this Agreement and the Escrow Agreement and to consent to any amendment hereof or thereof on behalf of such Participant and its or his successors.

Section 6.2 Indemnification of Representative; Expenses.

(a) The Representative shall not be liable to the Participants in connection with the performance by the Representative of the Representative’s duties pursuant to this Agreement or the Escrow Agreement, except for the Representative’s own willful misconduct or gross negligence. By virtue of the adoption of this Agreement by the Necessary Stockholder Approval (and without any individual act of any Participant), each Participant agrees that the Representative shall be indemnified and held harmless by the Participants severally but not jointly based on the Participants’ respective Escrow Percentages, from all Losses and Expenses that may be incurred by the Representative as a result of the Representative’s performance of the Representative’s duties under this Agreement or the Escrow Agreement; provided, however, that the Representative shall not be entitled to payment of or indemnification for Losses and Expenses that result from any action taken or omitted by the Representative as a result of the Representative’s willful misconduct or gross negligence.

(b) With respect to the relationship between the Representative and the Participants, the Representative may engage attorneys, accountants and other professionals and experts. The Representative may in good faith rely conclusively upon information, reports, statements and opinions prepared or presented by such professionals, and any action taken by the Representative based on such reliance shall be deemed conclusively to have been taken in good faith and in the exercise of reasonable judgment. The Participants (in accordance with their respective Escrow Percentages) shall indemnify the Representative and hold the Representative harmless against any expense incurred by the Representative and arising out of or in connection with the acceptance or administration of the Representative’s duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Representative. For the avoidance of doubt it is hereby clarified that neither Parent nor the Surviving Corporation nor any other Affiliate of Parent shall be responsible for any fees, costs and expenses incurred by the Representative.

Section 6.3 Reasonable Reliance. In the performance of the Representative’s duties under this Agreement or the Escrow Agreement, the Representative shall be entitled to

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rely upon any document or instrument reasonably believed by the Representative to be genuine, accurate as to content and signed by any Participant, the Company, AcquisitionCo or Parent. The Representative may assume that any Person purporting to give any notice in accordance with the provisions of this Agreement or the Escrow Agreement has been duly authorized to do so.

Section 6.4 Replacement of Representative; Termination.

(a) Prior to the Effective Time, the Representative may resign at any time by giving 15 days’ prior written notice to Parent and the Company; provided, however, that such resignation shall not be effective unless and until a successor Representative has been appointed and accepts such position and the terms hereof and of the Escrow Agreement. In such event, the Company shall appoint a successor Representative reasonably acceptable to Parent. Prior to the Effective Time, if the Representative becomes bankrupt, insolvent or ceases to exist or, in the case of a successor Representative that is a natural Person, dies or is otherwise unable to perform the Representative’s obligations under this Agreement, then the Company shall appoint a successor Representative reasonably acceptable to Parent.

(b) After the Effective Time, the Representative may resign at any time by giving 30 days’ written notice to Parent and the Participants; provided, however, that such resignation shall not be effective unless and until a successor Representative has been appointed and accepts such position and the terms hereof and of the Escrow Agreement. In such event, the Participants holding, in the aggregate, greater than 50% of the Escrow Percentages, shall appoint a successor Representative reasonably acceptable to Parent; provided, however, that in the event such Participants shall fail to appoint a successor Representative within 30 days of the Representative’s written notice of resignation to the Participants, the Representative shall appoint a successor Representative reasonably acceptable to Parent. After the Effective Time, if the Representative becomes bankrupt, insolvent or ceases to exist or, in the case of a successor Representative that is a natural Person, dies or is otherwise unable to perform the Representative’s obligations under this Agreement, then the Participants holding, in the aggregate, greater than 50% of the Escrow Percentages, shall appoint a successor Representative reasonably acceptable to Parent.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITIONCO

As an inducement to the Company to enter into this Agreement and to consummate the transactions contemplated hereby, Parent and AcquisitionCo hereby represent and warrant to the Company as follows:

Section 7.1 Organization; Capitalization of AcquisitionCo. Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. AcquisitionCo is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. AcquisitionCo was organized solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business since it was incorporated which is not in connection with this Agreement. The authorized capital of AcquisitionCo consists of 100 shares of common stock, par value $0.01 per share, of which 100 shares have been issued and are outstanding and none are held as treasury

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shares. All of the outstanding shares of capital stock of AcquisitionCo are validly issued, fully paid and nonassessable and owned of record and beneficially by Parent.

Section 7.2 Authority; Conflicts.

(a) Parent has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by Parent have been duly authorized and do not require any further authorization or consent of Parent or its stockholders. This Agreement has been duly authorized, executed and delivered by Parent and (assuming the valid authorization, execution and delivery of this Agreement by each of the Company and the Representative) is a legal, valid and binding agreement of Parent enforceable in accordance with its terms, subject only to the General Exceptions.

(b) AcquisitionCo has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by AcquisitionCo have been duly authorized and, except for the adoption of this Agreement by Parent in accordance with Section 8.2 and the filing of the certificate of merger as contemplated by Section 4.2(b), no other corporate proceedings on the part of AcquisitionCo are necessary to authorize this Agreement or any of the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by AcquisitionCo and (assuming the valid authorization, execution and delivery of this Agreement by each of the Company and the Representative) is a legal, valid and binding obligation of AcquisitionCo enforceable in accordance with its terms, subject only to the General Exceptions.

(c) Neither the execution and delivery by Parent or AcquisitionCo of this Agreement nor the consummation by Parent or AcquisitionCo of any of the transactions contemplated hereby nor compliance with or fulfillment of the terms, conditions and provisions hereof by Parent or AcquisitionCo will:

(i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance upon any of Parent’s or AcquisitionCo’s assets, under (A) the certificate of incorporation or bylaws of Parent or the certificate of incorporation or bylaws of AcquisitionCo, (B) any material note, instrument, Contract, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which either Parent or AcquisitionCo is a party or any of their respective assets or business is subject or by which either Parent or AcquisitionCo is bound, (C) any Court Order to which either Parent or AcquisitionCo is a party or by which any of their respective assets or business is subject or by which either Parent or AcquisitionCo is bound or (D) any Law affecting either Parent or AcquisitionCo or their respective assets or business; or

(ii) subject to the accuracy of the Company’s representations and warranties set forth in Section 5.4, and given Company’s confirmation that it is its own “ultimate parent entity” and that its financial statements will, at closing, result in a failure to meet the “size-of-person” test under the Hart-Scott-Rodino Antitrust

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Improvements Act of 1976, as amended (“HSR”) such that no HSR filing is required in connection with the transactions contemplated by this Agreement, require the approval, consent, authorization or act of, or the making by Parent or AcquisitionCo of any declaration, filing or registration with, any Person, except for the filing of the certificate of merger as contemplated by Section 4.2(b) with the Secretary of State of the State of Delaware.

Section 7.3 Litigation. There are no Actions pending or, to Parent’s knowledge, threatened against Parent or to which Parent is a party or by which Parent or any of its assets or properties is bound that relate to this Agreement or any action taken or to be taken by Parent in connection herewith or therewith, in each case which could reasonably be expected to impair the ability of Parent to consummate any of the transactions contemplated by this Agreement.

Section 7.4 No Finder. Neither Parent, AcquisitionCo nor any Person acting on behalf of Parent or AcquisitionCo has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

Section 7.5 Funds. Parent will have at the Closing the funds necessary to make all of the payments in full in accordance with Section 4.2(a) of this Agreement.

ARTICLE VIII

ACTION PRIOR TO THE EFFECTIVE TIME

The respective parties hereto covenant and agree to take the following actions between the date hereof and the Effective Time:

Section 8.1 Written Consents.

(a) The Company shall, through the unanimous approval of its board of directors, recommend to its Stockholders the adoption of this Agreement (the “Board Recommendation”).

(b) Promptly following the execution and delivery hereof, the Company shall prepare and distribute to Stockholders holding at least the number and class of Shares sufficient to provide the Necessary Stockholder Approval an irrevocable written consent of Stockholders adopting this Agreement and waiving any appraisal rights under Section 262 of the DGCL with respect thereto and waiving (pursuant to the Company Voting Agreement) any right to receive advance notice of written consent pursuant to the Company Voting Agreement (such waiver, being referred to herein as the “Notice Waiver”), in a form acceptable to Parent (the “Written Consent”) in accordance with the applicable Law, the Company Charter, the Company Bylaws and the Company Voting Agreement. The Company agrees to use its reasonable best efforts to cause such Stockholders to execute the Written Consent and deliver such executed Written Consent to the Company within [*] following the execution and delivery hereof. Upon obtaining the Necessary Stockholder Approval, the Company shall so notify Parent and shall provide to Parent a certificate of the Company’s secretary certifying as to such vote.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

(c) After the receipt by the Company of Written Consents executed by Stockholders sufficient to satisfy the Necessary Stockholder Approval, the Surviving Corporation shall, in accordance with applicable Law, including Sections 228 and 262 of the DGCL, the Company Charter, the Company Bylaws and the Company Voting Agreement, promptly send an information statement (the “Information Statement”) to each Stockholder that has not theretofore executed the Written Consent notifying him, her or it that (i) action has been taken by less than unanimous written consent of the Stockholders, (ii) this Agreement was duly adopted and (iii) appraisal rights are available pursuant to Section 262 of the DGCL. Such notice shall be in a form reasonably acceptable to Parent and shall at all relevant times be in compliance with Section 262 of the DGCL and Law. The Information Statement shall include the Board Recommendation, and the Company’s Board of Directors shall not withdraw or adversely modify (or propose to withdraw or adversely modify) the Board Recommendation unless required to do so by their fiduciary duties under the DGCL.

Section 8.2 Action by Parent. Parent, as the sole stockholder of AcquisitionCo, shall take such actions as may be necessary to adopt this Agreement as required by the certificate of incorporation and bylaws of AcquisitionCo and the DGCL.

Section 8.3 Access to Information. The Company shall afford to the officers, employees and authorized representatives of Parent (including independent public accountants, financial advisors, environmental consultants and attorneys) reasonable access during normal business hours to the offices, properties, employees and business and financial records (including computer files, retrieval programs and similar documentation and such access and information that may be necessary in connection with an environmental audit) of the Company to the extent Parent shall reasonably deem necessary or desirable and shall furnish to Parent or its authorized representatives such additional information concerning the Company as shall be reasonably requested, including all such information as shall be necessary to enable Parent or its representatives to verify the accuracy of the representations and warranties contained in this Agreement, to verify that the covenants of the Company contained in this Agreement have been complied with and to determine whether the conditions set forth in Article X have been satisfied. Parent agrees that such investigation shall be conducted in such a manner as to not interfere unreasonably with the operations of the Company.

Section 8.4 Notice of Certain Events. Each party hereto shall promptly notify the other parties hereto of any Action that shall be instituted or, to the Knowledge of such party, threatened against such party to restrain, prohibit or otherwise challenge the legality, validity or fairness of the Merger or any other transaction contemplated by this Agreement. The Company shall promptly notify Parent in writing of (a) any Action that shall be instituted or, to the Knowledge of the Company, threatened against the Company that would have been listed on Schedule 5.13 if such lawsuit, claim, proceeding or investigation had arisen prior to the date hereof and (b) any other event or matter that becomes known to the Company and would cause any other representation or warranty contained in Article V to be untrue in any material respect or any covenant contained in this Agreement to be breached in any material respect. Any notification, and any information received by Parent, pursuant to Section 8.3 or this Section 8.4, shall not constitute a waiver by Parent of any rights it may have under this Agreement.

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Section 8.5 Consents of Third Parties; Governmental Approvals.

(a) The Company will act diligently and reasonably to secure, before the Effective Time, the consent, approval or waiver, in form and substance reasonably satisfactory to Parent, from any party to any Company Agreement required to be obtained to permit the consummation of the transactions contemplated by this Agreement, including those set forth on Schedule 10.5 or that are otherwise necessary to prevent a Material Adverse Effect, provided that the Company shall not make any agreement or understanding affecting its assets or business as a condition for obtaining any such consents or waivers except with the prior written consent of Parent. During the period prior to the Closing Date, Parent shall reasonably cooperate with requests by the Company to assist it in obtaining the consents, approvals and waivers contemplated by this Section 8.5(a).

(b) During the period prior to the Effective Time, the parties hereto shall act diligently and reasonably, and shall cooperate with each other, to secure any consents and approvals of any Governmental Body required to be obtained by them in order to permit the consummation of the transactions contemplated by this Agreement or to otherwise satisfy the conditions set forth in Sections 10.5 and 11.3; provided, however, that the Company shall not make any agreement or understanding affecting its assets or business as a condition for obtaining any such consents or approvals except with the prior written consent of Parent.

(c) Notwithstanding anything in this Agreement to the contrary, (i) neither the Company nor Parent shall be obligated to contest any action or decision taken by any Governmental Body challenging the consummation of the transactions contemplated by this Agreement and (ii) in no event shall Parent or the Company be required to (A) sell or otherwise dispose of, hold separate or agree to sell or dispose of, any assets, categories of assets or businesses of the Company or Parent or any Affiliate of Parent or (B) terminate existing relationships, contractual rights or obligations to avoid, prevent or terminate any action by any Governmental Body which would challenge the consummation of the transactions contemplated by this Agreement.

Section 8.6 Conduct of Business Prior to the Effective Time.

(a) Except as expressly contemplated by this Agreement, during the Pre-Closing Period the Company shall operate and carry on its business only in the ordinary course consistent with past business practices and substantially as currently operated as of the date hereof. Consistent with the foregoing, the Company shall use commercially reasonable efforts consistent with past practice to keep and maintain its assets and properties in good operating condition and repair (subject to normal wear and tear) and to preserve, maintain the value of, renew, extend and keep in full force and effect all Intellectual Property of the Company, and to maintain its business organization intact and to preserve the goodwill of the material Company Suppliers, contractors, licensors, employees, customers, distributors and others having business relations with the Company (except, in each case, with the express prior written approval of Parent).

(b) Except as expressly required by this Agreement or with the express prior written approval of Parent, during the Pre-Closing Period the Company shall not:

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(i) (A) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its Stockholders in their capacity as such, (B) split, combine or reclassify any of its capital stock or issue, sell or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock (other than any issuances of its securities upon the exercise of any Company Options outstanding on the date hereof or upon the conversion of any outstanding convertible securities that are convertible into such securities) or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any other securities thereof;

(ii) make any change in its line of business;

(iii) amend the Company Charter, the Company Bylaws or the Company Voting Agreement;

(iv) issue, grant, sell, redeem, repurchase or encumber any Shares or other securities of the Company, other than repurchases of unvested shares of Company Common Stock from terminating employees or other service providers pursuant to Repurchase Options applicable to those shares; issue, grant, sell, redeem, repurchase or encumber any security, option, warrant, put, call, subscription or other right of any kind, fixed or contingent, that directly or indirectly calls for the acquisition, issuance, sale, pledge or other disposition of any Shares or other securities of the Company or make any other changes in the equity capital structure of the Company;

(v) make any capital expenditure or enter into any Contract or commitment therefor, other than capital expenditures or commitments for capital expenditures in the ordinary course of business consistent with past business practices in an aggregate amount not to exceed [*];

(vi) other than in the ordinary course of business consistent with the Company’s past business practices, (A) enter into any Contract or other instrument which would have been required to be set forth on Schedule 5.9(a), Schedule 5.10, Schedule 5.11(c), Schedule 5.14 or Schedule 5.17(a) if in effect on the date hereof, (B) enter into any Contract which requires the giving of notice to, or the consent or approval of, any third party to consummate the transactions contemplated by this Agreement, (C) make any modification to any existing Company Agreement or to any Governmental Permit, (D) waive, release or assign any rights or claims under, fail to take a required action under, or commit any default under, any Company Agreement, or (E) enter into any contract that grants any license, covenant not to sue or similar interest or benefit, exclusive or otherwise, in, to or under, or otherwise transfer, assign, or encumber, any Owned Intellectual Property or Licensed Intellectual Property or any right to any Product;

(vii) enter into any Contract for the purchase, lease (as lessee) or other occupancy of real property or exercise any option to purchase real property or any option to extend a lease listed on Schedule 5.9(a);

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(viii) sell, lease (as lessor), transfer or otherwise dispose of, or mortgage or pledge, or impose or suffer to be imposed any Encumbrance on, any of the assets or properties of the Company, other than inventory and minor amounts of personal property sold or otherwise disposed of for fair value in the ordinary course of business consistent with past business practices and other than Permitted Encumbrances;

(ix) cancel any debts owed to or claims held by the Company (including the settlement of any claims or litigation) other than in the ordinary course of business consistent with past business practices;

(x) create, incur or assume, or agree to create, incur or assume, any Indebtedness or enter into, as lessee, any capitalized lease obligation (as defined in Statement of Financial Accounting Standards No. 13);

(xi) accelerate or delay collection of any notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected, other than in the ordinary course of business consistent with past business practices;

(xii) delay or accelerate payment of any account payable or other liability beyond or in advance of its due date, or the date when such liability would have been paid or the dates when the same would have been collected, other than in the ordinary course of business consistent with past business practices;

(xiii) allow the levels of raw materials, supplies or work in process of the Company to vary in any material respect from the levels customarily maintained by the Company unless the maintenance of such levels such materials, supplies or work in process are not necessary for the Company to conduct its business substantially as conducted as of the date hereof;

(xiv) make, or agree to make, any payment of cash or distribution of assets to the Stockholders;

(xv) increase (other than as required by existing Contracts listed on Schedule 5.17(k)) the compensation payable to any officer, manager, employee, non-employee member of the board of directors or consultant of the Company, or amend (other than as required by applicable Law) any existing, or establish any new, profit-sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, severance, medical, hospital, disability, welfare or other benefit plans or arrangements for officers, managers, employees, non-employee members of the board of directors or consultants of the Company, enter into any new Contract with any officer, manager, employee non-employee member of the board of directors or consultant of the Company with respect to such compensation or benefits, or grant any new Company Options or issue any new Unvested Share Awards to any such person;

(xvi) make any change in the accounting principles and practices used by the Company applied in the preparation of the financial statements contained on Schedule 5.4, except as required by U.S. GAAP;

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(xvii) prepare or file any Tax Return inconsistent with past business practices or, on any such Tax Return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods, except as otherwise required by Law;

(xviii) fail to (A) prosecute or maintain applications for registration of any Owned Intellectual Property or any Exclusively Licensed Intellectual Property, or (B) enforce any Exclusively Licensed Intellectual Property, for which the Company has the contractual right to prosecute and maintain applications or to enforce or any Owned Intellectual Property;

(xix) (A) make any submissions to, or correspond with, the FDA relating to the conduct or design of clinical trials sponsored or proposed by the Company or involving any Products, including those related to new trials or changes or amendments to protocols or clinical trial documents for an existing trial, and clinical holds or regarding any other matter, or (B) make any submissions to, or correspond with, any Institutional Review Board regarding a clinical trial sponsored or proposed by the Company or involving any Products, including those related to new trials or changes or amendments to the protocol or clinical trial documents for an existing trial, and clinical holds, except in each case, if obtaining prior written approval of Parent is not reasonably practicable due to requirements of Law;

(xx) acquire or agree to acquire (A) by merging or consolidating with, or by purchasing all or a substantial portion of the assets of, or by purchasing all or a substantial portion of the capital stock of, or by any other manner, any business or any other Person or any division thereof, or (B) any assets, other than in the ordinary course of business, that are material to the Company;

(xxi) pay, discharge, settle or satisfy any claims, liabilities or obligations, other than in the ordinary course of business; or

(xxii) enter into any Contract or commitment to take any action prohibited by this Section 8.6(b).

Section 8.7 Notification by the Company of Certain Matters. During the period from the date hereof until the Effective Time, the Company will promptly advise Parent in writing of (a) any Material Adverse Effect [*] or any condition, state of facts or circumstances, effect or change that could reasonably be expected to have a Material Adverse Effect [*], (b) any written notice from any third Person alleging that the consent of such third Person is or may be required in connection with the transactions contemplated by this Agreement, and (c) any material default under any Company Agreement or event which, with notice or lapse of time or both, would become such a default.

Section 8.8 Company Options.

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(a) The Company Options outstanding immediately prior to the Effective Time shall be treated in accordance with the following provisions based on their respective grant dates and their status as vested or unvested options at that time:

(i) Each Company Option [*] that is outstanding immediately prior to the Effective Time, other than any Company Option described in Section 8.8(a)(ii), shall be assumed by Parent at the Effective Time and automatically converted into the right to purchase shares of Parent Common Stock at an adjusted exercise price per share. Accordingly, following such assumption and conversion, (A) each such assumed Company Option shall be exercisable solely for shares of Parent Common Stock, (B) the number of shares of Parent Common Stock subject to each Company Option assumed by Parent shall be determined by multiplying the number of unvested shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time by the Option Exchange Ratio and rounding the resulting number down to the nearest whole number of shares of Parent Common Stock, (C) the per share exercise price for the Parent Common Stock issuable upon exercise of such Company Option shall be determined by dividing the per share exercise price of Company Common Stock subject to such Company Option, as in effect immediately prior to the Effective Time, by the Option Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent, (D) any restriction on the exercise of such Company Option shall continue in full force and effect and the term, the vesting schedule for the shares purchasable thereunder and all the other provisions of such Company Option shall otherwise remain unchanged, and (E) any repurchase right or option applicable to any unvested shares of Parent Common Stock purchased under such Company Option shall be exercisable by Parent as the Company’s successor. It is the intention of the parties that the Company Options so assumed by Parent qualify, to the maximum extent permissible following the Effective Time, as incentive stock options as defined in Section 422 of the Code to the extent such options qualified as incentive stock options prior to the Effective Time. Consistent with the terms of the Company Stock Plan and the documents governing the outstanding Company Options under such plan, the Merger shall not terminate any of the Company Options assumed by Parent or accelerate the vesting of the shares of Parent Common Stock subject to those assumed options. The holders of the Company Options so assumed shall not be entitled to any of the cash consideration payable under Section 2.1 of this Agreement.

(ii) Each Company Option [*] that is outstanding immediately prior to the Effective Time shall, to the extent exercisable at that time for vested shares of Company Common Stock, be cancelled at the Effective Time in exchange for a cash amount (the “Vested Option Payment Amount”) determined by multiplying (x) the number of vested shares of Company Common Stock subject to such Company Option immediately prior to such cancellation by (y) the dollar amount by which the maximum consideration otherwise payable per share of Company Common Stock pursuant to Sections 2.1(d)(i) and 2.1(d)(iii) exceeds the exercise price per share of Company Common Stock in effect under such Company Option immediately prior to the Effective Time, as provided in the immediately following sentence. Accordingly, the holder of each such Company Option shall be entitled to receive (A) within 30 days following the Effective Time, an amount in cash equal to the product of (1) the Closing Distribution

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Ratio multiplied by (2) the Vested Option Payment Amount attributable to such Company Option, and (B) an interest in any cash released from the Indemnity Escrow Fund, as and when released to the other Participants therefrom, to the extent provided in the Escrow Agreement. The portion of the Vested Option Payment Amount with respect to each such Company Option that represents the consideration payable pursuant to Section 2.1(d)(iii) shall be deposited into the Indemnity Escrow Fund and shall be paid to the holder of such vested Company Option at the same time that portion of the consideration (if any) is released from the Indemnity Escrow Fund and distributions are made to other Participants in accordance with Section 2.1(e). All cash payments made to the holders of the Company Options in cancellation of such options in accordance with this Section 8.8(a)(ii) shall be subject to the Company’s collection of all applicable federal, state and local income and employment withholding taxes.

(iii) [*]

(iv) [*]

(b) At or before the Effective Time, the Company shall (1) take all actions that may be necessary or that Parent considers reasonably appropriate (under the Company Stock Plan and otherwise) to effectuate the foregoing provisions of Section 8.8(a) and ensure that the Company Stock Plan and Company Options can be assumed or cancelled, as the case may be, in accordance with those provisions and (2) cause to be effected, in a manner reasonably satisfactory to Parent, any amendments to the Company Stock Plan necessary to give effect to the foregoing provisions of this Section 8.8. The Company shall also, prior to the Effective Time, provide each holder of an outstanding Company Option with written notice of the foregoing provisions of this Section 8.8 relating to the treatment of that option hereunder, and the Company shall provide Parent in advance with a draft of that notice and the opportunity to comment on such notice prior to distribution to the holders of the Company Options.

(c) At the Effective Time, Parent shall assume the Company Stock Plan, to the extent it pertains to the Company Options outstanding at that time that are to be assumed in accordance with Sections 8.8(a)(i) above. In effecting such assumption, the portion of the share reserve under such plan that relates to those outstanding Company Options shall automatically be converted into shares of Parent Common Stock by multiplying the number of shares of Company Common Stock subject to those outstanding Company Options by the Option Exchange Ratio and rounding up to the next whole share of Parent Common Stock.

(d) Parent will use commercially reasonable efforts to file, within 30 Business Days following the Effective Time, a registration statement on Form S-8 (or any successor to Form S-8) so as to register the Parent Common Stock subject to those assumed Company Options.

Section 8.9 Closing Calculation Certificate.

(a) At least three Business Days prior to the anticipated Closing Date, the Company shall deliver to Parent a certificate (in a form reasonably satisfactory to Parent) duly executed on behalf of the Company by the Chief Executive Officer or any Senior Vice President of the Company who is a duly appointed and duly authorized officer of the Company (the

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“Estimated Closing Calculation Certificate”) setting forth Company’s good faith estimates of (i) the Cash Amount, (ii) the Transaction Costs, Payables and the Unpaid Cost Amount, (iii) the respective amounts payable to each Stockholder pursuant to Sections 2.1(c) and 2.1(d), and the mailing address of each such Stockholder, the number, class and series of the Shares owned by each such Stockholder, the amounts payable with respect to each such class and series, and the certificate number or numbers corresponding to such Shares), (iv) the respective amounts payable to Option Holders with respect to each Company Option held by them as described in Section 8.8(a)(ii) or [*] and the mailing address of each such Option Holder, (v) the respective numbers of shares of Parent Common Stock issuable to Option Holders with respect to the exercise of each assumed Company Option held by them as described in Section 8.8(a)(i), the exercise price per share of Parent Common Stock pursuant to each such Company Option and the mailing address of each such Option Holder, (vi) the respective amounts payable to each record holder of unvested shares of Company Common Stock pursuant to Section 2.1(g) and the mailing address of each such holder, and (vii) the amount of Closing Indebtedness of the Company (including any pre-payment penalties or change of control premiums or penalties, make-whole amounts or similar payments required in connection with the Merger or prepayment or early termination of such Closing Indebtedness). The Estimated Closing Calculation Certificate shall be accompanied by (x) wire transfer instructions for the payments to be made pursuant to Section 4.2, (y) an unaudited balance sheet of the Company as of the last calendar day of the last full month ended immediately prior to the anticipated Closing Date and the related statements of operations and cash flows for the period from October 1, 2010 through the date of such balance sheet and (z) a spreadsheet showing with reasonable specificity the basis for the calculation of each of the amounts referred to in clauses (i) through (iv) of this Section 8.9(a).

(b) On the Closing Date, the Company shall deliver to Parent a certificate (in a form reasonably satisfactory to Parent) duly executed on behalf of the Company by the Chief Executive Officer or any Senior Vice President of the Company who is a duly appointed and duly authorized officer of the Company (the “Closing Calculation Certificate”) certifying as to (i) the Cash Amount, (ii) the Transaction Costs, Payables and the Unpaid Cost Amount, (iii) the respective amounts payable to each Stockholder pursuant to Sections 2.1(c) and 2.1(d), and the mailing address of each such Stockholder, the number, class and series of the Shares owned by each such Stockholder, the amounts payable with respect to each such class and series, and the certificate number or numbers corresponding to such Shares), (iv) the respective amounts payable to Option Holders with respect to each Company Option held by them as described in Section 8.8(a)(ii) or [*] and the mailing address of each such Option Holder, (v) the respective numbers of shares of Parent Common Stock issuable to Option Holders with respect to the exercise of each assumed Company Option held by them as described in Section 8.8(a)(i), the exercise price per share of Parent Common Stock pursuant to each such Company Option and the mailing address of each such Option Holder, (vi) the respective amounts payable to each record holder of unvested shares of Company Common Stock pursuant to Section 2.1(g) and the mailing address of each such holder, and (vii) all Closing Indebtedness of the Company having been repaid in full, including any pre-payment penalties or change of control premiums or penalties, make-whole amounts or similar payments required in connection with the Merger or prepayment or early termination of such Closing Indebtedness. The Closing Calculation Certificate shall be accompanied by a spreadsheet showing with reasonable specificity the basis for the calculation of each of the amounts referred to in subclauses (i) through (iv) of this Section 8.9(b) and applicable invoices for the Company for the Transaction Costs and Payables included in the Unpaid Cost

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Amount (each of which invoices shall specify that such invoice represents the final invoice of such vendor).

Section 8.10 Subsequent Financial Statements. Prior to the Effective Time, the Company shall deliver to Parent, not later than 10 Business Days after the end of each calendar month and in the form customarily prepared by the Company, the unaudited financial statements of the Company, including an income statement and balance sheet, for the month then ended and for the period from October 1, 2010 to the end of such month.

Section 8.11 State Takeover Laws. If any “fair price,” “business combination” or “control share acquisition” statute or other similar statute or regulation shall become applicable to the transactions contemplated hereby, Parent, AcquisitionCo and the Company and the respective boards of directors of AcquisitionCo and the Company shall use reasonable efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby.

Section 8.12 No Solicitation. During the Pre-Closing Period, the Company agrees that:

(a) [*]

(b) [*]

(c) [*]

Section 8.13 280G Approval. Prior to the Effective Time, the Company shall submit to its Stockholders, for approval (in a manner and with a disclosure document reasonably satisfactory to Parent) by a vote of such Stockholders as is required pursuant to Section 280G(b)(5)(B) of the Code and the Treasury Regulations thereunder (the “Requisite 280G Vote”), any such payments or other benefits that may, separately or in the aggregate, constitute “excess parachute payments” (within the meaning of Section 280G of the Code and the Treasury Regulations thereunder), such that, if the Requisite 280G Vote is received approving such payments and benefits, such payments and benefits shall not be deemed to be “excess parachute payments” under Section 280G of the Code and the Treasury Regulations thereunder. Prior to such Requisite 280G Vote, the Company shall obtain, from each person whom the Company or Parent believes to be with respect to the Company a “disqualified individual” (within the meaning of Section 280G of the Code and the Treasury Regulations thereunder) and who might otherwise have, receive or have the right or entitlement to receive a parachute payment under Section 280G of the Code, a written waiver (in form and substance reasonably satisfactory to Parent) pursuant to which such person agrees to waive any and all right or entitlement to such parachute payment, to the extent the value thereof exceeds 2.99 times such person’s base amount determined in accordance with Section 280G of the Code and the Treasury Regulations thereunder. Such waivers shall cease to have any force or effect with respect to any item covered thereby to the extent the Requisite 280G Vote for such item is obtained.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Section 8.14 Drag-Along Rights Under Company Voting Agreement. The drag-along right described in Section 4 of the Company Voting Agreement shall be invoked by the requisite parties to Company Voting Agreement, and to the fullest extent permitted by the Company Voting Agreement, the Company shall cause the Stockholders (as defined thereunder) to vote in favor of the adoption of this Agreement (to the extent any of them have not already done so), even after the Necessary Stockholder Approval is obtained, and waive all appraisal rights pursuant to Section 262 of the DGCL. The Company shall provide periodic updates to Parent of the status of such efforts, in reasonable detail.

Section 8.15 Release Agreements. The Company shall use its commercially reasonable efforts to cause any Participant that did not sign a Release Agreement contemporaneously with the execution of this Agreement to sign a Release Agreement at or prior to the Closing.

Section 8.16 Commercially Reasonable Efforts. The Company and Parent shall each use its commercially reasonable efforts, subject to the other provisions of this Agreement, to cause the Effective Time to occur on or before [*] 2011.

ARTICLE IX

ADDITIONAL AGREEMENTS

Section 9.1 Tax Matters.

(a) Liability for Taxes. Pursuant to Article XII, and solely from the Indemnity Escrow Fund, each Parent Group Member shall be indemnified and held harmless from and against, any and all Losses and Expenses suffered, incurred or sustained by any such Parent Group Member relating to, in connection with or arising from (i) all Taxes imposed on the Company, or for which the Company may otherwise be liable, as a result of having been a member of a Company Group (including Taxes for which the Company may be liable pursuant to Treas. Reg. § 1.1502-6 or similar provisions of state, local or foreign Law as a result of having been a member of a Company Group) at or prior to the Effective Time, (ii) all Transfer Taxes imposed on the Participants, and (iii) all Taxes imposed on the Company, or for which the Company may otherwise be liable, for any taxable year or period that ends at or before the Effective Time and, with respect to any Straddle Period, the portion of such Straddle Period ending at and including the Effective Time (including any obligations to contribute to the payment of a Tax determined on a consolidated, combined or unitary basis with respect to any Company Group); provided, however, that no Parent Group Member shall be indemnified or held harmless from or against any such Tax liability to the extent that it is reflected as a liability or reserve for Tax liabilities in the Balance Sheet. For purposes of this Section 9.1(a), whenever it is necessary to determine the liability for income or sales Taxes of the Company for a Straddle Period, the determination of the Taxes of the Company for the portion of the Straddle Period ending on and including, and the portion of the Straddle Period beginning after, the Effective Time shall be determined by assuming that the Straddle Period consisted of two taxable years or periods, one which ended at the Effective Time and the other which began at the Effective Time and items of income, gain, deduction, loss or credit of the Company for the Straddle Period shall be allocated between such two taxable years or periods on a “closing of the books basis” by

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assuming that the books of the Company were closed at the Effective Time and the amount of any other Taxes of the Company shall be allocated between such two taxable years based upon a fraction, the numerator of which is the number of days in the portion of the year being determined and denominator of which is the number of days in the year. In the event that Parent makes an election under Section 338 of the Code with respect to the acquisition of the Company hereunder, then the deemed sale by the Company of its assets pursuant to such election shall be treated for purposes of this Section 9.1(a) as having taken place after the Effective Time. Parent shall indemnify and hold harmless the Participants from any additional Tax recognized by such Participants solely as a result of such election under Section 338 of the Code.

(b) Assistance and Cooperation. After the Effective Time, the Representative and Parent shall (and shall cause their respective Affiliates to) (i) timely sign and deliver such certificates or forms as may be reasonably necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns or other reports with respect to sales, transfer and similar Taxes, (ii) assist the other party in preparing any Tax Returns which such other party is responsible for preparing and filing in accordance with this Section 9.1, and in connection therewith, provide the other party with any necessary powers of attorney, (iii) cooperate fully in preparing for and defending any audits of, or disputes with Governmental Bodies regarding, any Tax Returns of the Company, (iv) make available to the other and to any Governmental Body as reasonably requested all information, records, and documents relating to Taxes of the Company, (v) furnish the other with copies of all correspondence received from any Governmental Body in connection with any Tax audit or information request with respect to any such taxable period and (vi) cooperate in the preparation, execution and filing of all Tax Returns, questionnaires, applications or other documents regarding any Transfer Taxes.

(c) Tax Returns. The Company shall file or cause to be filed when due (taking into account all extensions properly obtained) all Tax Returns that are required to be filed by or with respect to the Company at or before the Effective Time and the Company shall remit or cause to be remitted any Taxes due in respect of such Tax Returns. Parent shall prepare and file or cause to be prepared and filed when due (taking into account all extensions properly obtained) all Tax Returns that are required to be filed by or with respect to the Company and the Surviving Corporation after the Effective Time consistent with the positions taken, elections made and methods used by the Company in preparing Tax Returns filed in prior periods to the extent that (i) such positions, elections and methods were permissible and in compliance with Law, and (ii) an inconsistent position would result in a Loss or Expense for which the Parent Group Members would be entitled to indemnity pursuant to Section 9.1(a). Parent shall permit the Representative to review each Tax Return that covers a pre-Effective Time Tax period or any Straddle Period. The Representative shall have 30 days to review and comment on each such Tax Return with respect to items affecting the Tax liabilities of the Company for which Parent Group Members are entitled to be indemnified pursuant to Section 9.1(a) prior to the filing thereof and Parent shall consider in good faith such comments with respect to each such Tax Return.

(d) Contest Provisions.

(i) Parent shall notify Representative in writing upon receipt by Parent, a Parent Group Member or, after the Effective Time, the Surviving Corporation of notice of any pending or threatened federal, state, local or foreign Tax audits or

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assessments which would materially affect the Tax liabilities of the Company for which Parent Group Members are entitled to be indemnified pursuant to Section 9.1(a); provided, however, that failure to comply with this provision shall not affect a Parent Group Member’s right to indemnification hereunder except to the extent such failure materially impairs Representative’s ability to contest any such Tax liabilities on behalf of the Participants.

(ii) Subject to Section 9.1(d)(iii) below, the Representative shall have the sole right to represent the interests of the Participants in any Tax audit or administrative or court proceeding relating to Tax liabilities for which Parent Group Members are entitled to be indemnified pursuant to Section 9.1(a) and which relate to taxable periods ending at or before the Effective Time, and to employ counsel of the Representative’s choice; provided, however, that the Representative shall have no right to participate in any Tax audit or administrative or court proceeding unless the Representative shall have first notified Parent in writing (A) of the Representative’s intention to do so, (B) of the identity of counsel, if any, chosen by the Representative in connection therewith, and (C) that the Representative agrees with Parent that the Parent Group Member shall be entitled to indemnification for any Losses and Expenses relating to Taxes that result from such audit or proceeding subject to, and in accordance with, Article XII; provided further, that Parent and its representatives shall be permitted, at Parent’s expense, to be present at, and participate in, any such audit or proceeding. Notwithstanding the foregoing, the Representative shall not be entitled to settle, either administratively or after the commencement of litigation, any claim for Taxes which could adversely affect the liability for Taxes of any Parent Group Member, the Company or any Affiliate thereof for any period after the Effective Time to any extent without the prior written consent of Parent.

(iii) Parent shall have the sole right to represent the Surviving Corporation’s interests in any Tax audit or administrative or court proceeding relating to Tax liabilities other than those for which the Representative has such right pursuant to Section 9.1(d)(ii) and to employ counsel of Parent’s choice at Parent’s expense. Parent shall have the sole right to defend the Surviving Corporation with respect to any issue arising in connection with any Tax audit or administrative or court proceeding to the extent Parent shall have agreed in writing to forego any indemnification under this Agreement with respect to such issue.

(iv) Nothing herein shall be construed to impose on Parent any obligation to defend the Company in any Tax audit or administrative or court proceeding, but Parent shall assist the Representative to the extent it is necessary to allow the Representative to initiate a defense of the Company in any Tax audit or legal proceeding.

Section 9.2 Transferred Employees.

(a) With respect to Transferred Employees, in the event that Parent transitions any such Transferred Employees to benefit plans, programs or arrangements of Parent or any of

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its Affiliates, then to the extent permitted under each applicable plan, Parent will, or will cause its Affiliates to, [*]

(b) During the period from the date hereof to the Effective Time, to the extent permitted under applicable Law, including Laws relating to the protection of Personal Data and privacy, (i) the Company shall provide Parent with reasonable access to employee information and (ii) the Company shall provide any assistance and information (including initial employment dates, termination dates, reemployment dates, hours of service, compensation and Tax withholding history in a form that shall be usable by Parent) as may be reasonably requested by Parent in connection with the foregoing, and such information shall be true and correct in all material respects.

(c) Neither the Company nor any of its officers, directors, employees, agents or representatives shall make any communication to any employee or independent contractor regarding any compensation or benefits to be provided after the Effective Time without the advance written approval of Parent.

(d) Notwithstanding anything to the contrary in this Agreement, the parties expressly acknowledge and agree that nothing in this Agreement (i) is intended to create an employment related contract between Parent or the Surviving Corporation and any employee nor may any current or former employee rely on this Agreement as the basis for any breach of any employment related contract claim against Parent or the Surviving Corporation, (ii) shall be deemed or construed to require Parent or the Surviving Corporation to continue to employ any particular employee for any period after the Effective Time, (iii) shall be deemed or construed to limit the right of Parent or the Surviving Corporation to terminate the employment of any employee at any time after the Effective Time, (iv) shall be construed as establishing or amending any Company Benefit Plan, Contract or any other employment, compensation or employee benefit plan, program, arrangement or agreement or (v) is intended to create any rights or obligations except between the parties to this Agreement and no current or former employee, no beneficiary or dependent thereof, and no other person who is not a party to this Agreement, shall be entitled to assert any claims hereunder.

(e) Effective as of the day immediately preceding the Closing Date and contingent on the Closing, the Company shall take all necessary actions to terminate any and all Company Benefit Plans intended to include a Code Section 401(k) arrangement (collectively, the “Company 401(k) Plan”). The Company shall provide Parent with evidence that such Company 401(k) Plan has been terminated (effective as of the day immediately preceding the Closing Date and contingent on the Closing) pursuant to resolutions of the Company’s board of directors. The form and substance of such resolutions shall be subject to review and approval of Parent. The Company also shall take such other actions in furtherance of terminating such other Company Benefit Plans as Parent may reasonably require.

Section 9.3 Directors’ and Officers’ Indemnification and Insurance.

(a) Parent shall cause the Surviving Corporation, and the Surviving Corporation hereby agrees, to do the following (and, for the purposes of clarification, Parent shall be responsible for any financial obligations of the Surviving Corporation under this Section 9.3):

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(i) for [*] after the Effective Time, to the fullest extent permitted by applicable Law and provided under the Company Charter, the Company Bylaws and the Company Indemnification Agreements (copies of which have been delivered to Parent), in each case as in effect on the date hereof, (A) indemnify and hold harmless each present (as of the Effective Time) and former officer or director of the Company (each, an “Indemnified Person”) in respect of acts or omissions occurring at or prior to the Effective Time, and (B) advance to each Indemnified Person all expenses incurred in the defense of any claim, action, proceeding or investigation related to any such acts or omissions within [*] Business Days of receipt by Parent or the Surviving Corporation of a request therefor (together with invoices with respect to such expenses) from such Indemnified Person; provided, however, that such indemnification and advances shall be subject to any limitation imposed from time to time under applicable Law; and provided further, that any Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification; and

(ii) for [*] after the Effective Time, cause to be maintained in effect provisions in the Surviving Corporation’s certificate of incorporation and bylaws (or in such documents of any successor to the business of the Surviving Corporation) regarding elimination of liability of directors, and indemnification and advancement of expenses to Indemnified Persons that are no less advantageous to the intended beneficiaries than the corresponding provisions in existence on the date hereof.

(b) Notwithstanding anything else to the contrary set forth herein, the Company may obtain a [*] prepaid “tail policy” (the “D&O Insurance”) and incur the cost of such D&O Insurance as a Transaction Cost prior to the Effective Time.

(c) The rights of each Indemnified Person under this Section 9.3 shall be in addition to (and not in substitution for) any other rights such Indemnified Person may have under the Company Charter, the Company Bylaws and the Company Indemnification Agreements or under applicable Law, in each case as in effect on the date hereof, and are intended for the benefit of and shall be enforceable by such Indemnified Person and such Indemnified Person’s heirs, executors or similar representatives. The rights under this Section 9.3 shall survive consummation of the Merger and shall not be amended in a manner that is adverse to the Indemnified Persons without the consent of the Indemnified Persons affected thereby.

(d) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, Parent shall make proper provision so that the successors or assigns of the Surviving Corporation shall succeed to the obligations set forth in Section 9.3.

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ARTICLE X

CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND ACQUISITIONCO

The obligations of Parent and AcquisitionCo under this Agreement to effect the Merger and otherwise consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

Section 10.1 No Breach of Covenants or Representations and Warranties.

(a) The Company shall have complied with and performed in all material respects all of its covenants and agreements contained herein or in any of the Company Ancillary Agreements to be complied with or performed by the Company at or prior to the Closing, in each of the foregoing cases ignoring all “materiality”, “in all material respects”, “Material Adverse Effect” and other similar qualifications, ignoring any update of or modification to the Disclosure Schedule made or purported to have been made on or after the date hereof and ignoring all knowledge qualifiers (such as “to the Knowledge of” or similar qualifications).

(b) Each of the representations and warranties of the Company contained or referred to in this Agreement or in any of the Company Ancillary Agreements shall have been true and correct in all material respects as of the date hereof and shall be true and correct in all material respects at the Effective Time as though made at and as of the Effective Time (except to the extent that any such representation or warranty expressly relates to an earlier date, in which case, such representation or warranty shall have been true and correct in all material respects as of that date), in each of the foregoing cases ignoring all “materiality”, “in all material respects”, “Material Adverse Effect” and other similar qualifications, and ignoring any update of or modification to the Disclosure Schedule made or purported to have been made on or after the date hereof and ignoring all knowledge qualifiers (such as “to the Knowledge of” and similar qualifications).

(c) There shall have been delivered to Parent and AcquisitionCo a certificate confirming the satisfaction of the conditions set forth in clauses (a) and (b) above, dated the Closing Date, signed on behalf of the Company by the Chief Executive Officer or any Senior Vice President of the Company.

Section 10.2 No Material Adverse Effect [*]. Between the Balance Sheet Date and the Effective Time, (a) there shall have been no condition, state of facts or circumstances, effect or change or prospective condition, state of facts or circumstances, effect or change that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect [*], and there shall have been delivered to Parent and AcquisitionCo a certificate confirming the matters in clauses (a) and (b) above, dated the Closing Date, signed on behalf of the Company by the Chief Executive Officer or any Senior Vice President of the Company.

Section 10.3 No Restraint or Litigation. No Action by a Governmental Body shall have been instituted or threatened to restrain or prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby. No Governmental Body shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) that remains in effect and that has the effect of making the transactions contemplated hereby illegal or otherwise restraining, enjoining or

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prohibiting consummation of the transactions contemplated by this Agreement, and none of the Company, Parent, AcquisitionCo or the Representative shall have received written notice from any Governmental Body that it has determined to institute any Action to restrain or enjoin the consummation of the transactions contemplated hereby or to nullify or render ineffective this Agreement if consummated, or to take any other action that would result in the prohibition or a material change in the terms of the transactions contemplated hereby.

Section 10.4 Necessary Governmental Approvals. The parties shall have received all approvals and actions of or by all Governmental Bodies that are required to be obtained prior to Closing by applicable Law.

Section 10.5 Necessary Consents. The Company shall have received consents, in form and substance reasonably satisfactory to Parent, to the transactions contemplated hereby from the other parties to all material Contracts (including any Contract listed or required to be listed on Schedule 5.14) and Governmental Permits to which the Company is a party or by which the Company or any of its assets or properties is affected, including consents with respect to the Contracts specified on Schedule 10.5.

Section 10.6 Stockholder Approval.

(a) This Agreement shall have been duly adopted by the Necessary Stockholder Approval in accordance with the Company Charter, the Company Bylaws, the Company Voting Agreement and the DGCL.

(b) The number of Shares that are Dissenters’ Shares shall be less than [*] of the number of Shares outstanding immediately prior to the Closing.

(c) Prior to the Effective Time, the Company shall have delivered to Parent evidence reasonably satisfactory to Parent that any Requisite 280G Vote pursuant to Section 8.13 was solicited in conformity with Section 280G of the Code and the Treasury Regulations thereunder and (A) the requisite Stockholder approval was obtained with respect to any payments or benefits that were subject to the Requisite 280G Vote or (B) that such “excess parachute payments” shall not be made or provided, pursuant to the terms of the applicable plan, agreement or arrangement under which such payments or benefits were to be made or pursuant to valid waivers of those payments or benefits, which were duly executed, in accordance with Section 8.13, by each Person who might otherwise receive such “excess parachute payments.”

(d) None of the Stockholders shall have exercised (or requested exercise of) any of their registration rights or any of their redemption rights (if exercisable) under the Company Investor Rights Agreement.

(e) The provisions of the drag-along rights described in Section 4 of the Company Voting Agreement shall have been invoked and fully enforced by the requisite parties to the Company Voting Agreement.

Section 10.7 Actions Relating to Company Stock Plan and Company Options. All of the actions required to have been taken by the Company pursuant to (or to permit or authorize the treatment of Company Options contemplated by) Section 8.8 with respect

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to the Company Stock Plan and the Company Options shall have been taken. All of the actions required to have been taken by the Company pursuant to (or to permit or authorize the treatment of unvested shares of Company Common Stock contemplated by) Section 2.1(g) with respect to unvested shares of Company Common Stock shall have been taken. [*]

Section 10.8 Termination of 401(k) Plan. The Company shall have adopted resolutions to effect the termination of the Company 401(k) Plan, with such termination effective on the day immediately prior to the Closing Date but contingent on the Closing.

Section 10.9 Indebtedness. All Indebtedness of the Company shall have been repaid in full, including any pre-payment penalties or change of control premiums or penalties, make-whole amounts or similar payments required in connection with the Merger or prepayment or early termination of such Indebtedness, and the lenders with respect to such Indebtedness shall have consented to any such prepayment or early termination. All Encumbrances relating to or securing such Indebtedness shall have been released and related UCC-3 Termination Statements shall have been filed with respect to any such Encumbrances.

Section 10.10 Company Closing Deliveries. The Company shall have delivered each of the documents required to be delivered at Closing pursuant to Section 4.5.

Section 10.11 Employee Retention. None of [*] shall have taken any one or more of the following actions: (a) ceased to be employed by, or expressed in writing to any Person (or orally to an officer or director of Parent or the Company) an intention to terminate employment with, the Company or the Surviving Corporation; (b) become incapable of fulfilling any of his or her material duties to the Company or the Surviving Corporation; or (c) expressed in writing to any Person (or orally to an officer or director of Parent or the Company which oral statement has not been retracted in writing) an intention to decline to accept, or an intention to terminate, employment with Parent, the Surviving Corporation or any other Subsidiary of Parent.

ARTICLE XI

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

The obligations of the Company under this Agreement to effect the Merger and otherwise consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

Section 11.1 No Breach of Covenants or Representations and Warranties.

(a) Parent and AcquisitionCo shall have complied with and performed in all material respects all of their covenants and agreements contained herein to be complied with or performed by them at or prior to the Closing, in each of the foregoing cases ignoring all “materiality”, “in all material respects” and other similar qualifications; provided, however, that the condition set forth in this Section 11.1(a) shall be deemed to have been satisfied if the circumstances involved in such noncompliance or nonperformance have not had and would not reasonably be expected to have or result in a material adverse effect on Parent’s ability to consummate the Merger.

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(b) Each of the representations and warranties of Parent and AcquisitionCo contained or referred to in this Agreement shall have been true and correct in all material respects as of the date hereof and shall be true and correct in all material respects at the Effective Time as though made at and as of the Effective Time (except to the extent that any such representation or warranty expressly relates to an earlier date, in which case, such representation or warranty shall have been true and correct in all material respects as of that date), in each of the foregoing cases ignoring all “materiality”, “in all material respects”, “Material Adverse Effect” and other similar qualifications; provided, however, that the condition set forth in this Section 11.1(b) shall be deemed to have been satisfied notwithstanding the existence of inaccuracies in such representations and warranties if the circumstances rendering such representations and warranties untrue or incorrect have not had and would not reasonably be expected to have or result in a material adverse effect on Parent’s ability to consummate the Merger.

(c) There shall have been delivered to the Company a certificate confirming the satisfaction of the conditions set forth in clauses (a) and (b) above, dated the Closing Date, signed on behalf of Parent by an executive officer of Parent.

Section 11.2 No Restraint or Litigation. No Action by any Governmental Body shall have been instituted or threatened to restrain or prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby. No Governmental Body shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) that remains in effect and that has the effect of making the transactions contemplated hereby illegal or otherwise restraining, enjoining or prohibiting consummation of the transactions contemplated by this Agreement, and neither the Company nor Parent shall have received written notice from any Governmental Body that it has determined to institute any Action to restrain or enjoin the consummation of the transactions contemplated hereby or to nullify or render ineffective this Agreement if consummated, or to take any other action that would result in the prohibition or a material change in the terms of the transactions contemplated hereby.

Section 11.3 Stockholder Approval. This Agreement shall have been duly adopted by the Necessary Stockholder Approval in accordance with the Company Charter, the Company Bylaws, the Company Voting Agreement and the DGCL.

Section 11.4 Parent Closing Deliveries. Parent and AcquisitionCo shall have delivered each of the documents required to be delivered at Closing pursuant to Sections 4.3 and 4.4, respectively.

ARTICLE XII

INDEMNIFICATION

Section 12.1 Indemnification of Parent Group Members.

(a) Subject to the provisions of this Article XII, from and after the Effective Time, each Parent Group Member shall be indemnified and held harmless by the Participants severally and not jointly from and against any and all Losses and Expenses incurred by any such Parent Group Member in connection with or arising from:

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(i) any breach by the Company of any of its covenants or failure of the Company to perform any of its obligations set forth in this Agreement or any Company Ancillary Agreement;

(ii) any breach of or inaccuracy in any representation or warranty of the Company contained or referred to in this Agreement or in any Company Ancillary Agreement, or in any certificate delivered by or on behalf of the Company pursuant hereto, whether as of the date of this Agreement or as of the Closing Date (as if made as of such date), in each case without giving effect to the knowledge qualifiers (such as “to the Knowledge of” or similar qualification);

(iii) any matter for which indemnification of any Parent Group Member is provided under Section 9.1;

(iv) any inaccuracy in the Closing Calculation Certificate or in any other certificate delivered by or on behalf of the Company at or as a condition to the Closing;

(v) any exercise of appraisal rights pursuant to Section 262 of the DGCL or demand therefor by any Stockholder, but only to the extent that the aggregate of such Losses and Expenses incurred in respect of such Stockholder’s exercise of such rights exceeds the aggregate amount that such Stockholder would otherwise have received for its Shares at the Closing in accordance with the terms of this Agreement if such Stockholder had not exercised such rights; and

(vi) (A) any claim by a Stockholder or former stockholder of the Company, or by any other Person, seeking to assert, or based upon ownership or rights to ownership of any Shares or options for Shares; (B) any claim by a Stockholder or former stockholder of the Company seeking to assert, or based upon: (I) any right under the Company Charter or Company Bylaws or state or federal Laws relating to corporate governance; or (II) any claim, whether derivative or otherwise, against any director of the Company relating to the sale of the Company.

provided, however, that subject to Section 12.1(d):

(A) Parent Group Members shall not be indemnified or held harmless under clause (ii) of this sentence with respect to Losses and Expenses incurred by Parent Group Members (other than Losses and Expenses incurred as a result of any breaches of or inaccuracies in the Specified Representations, to which this clause (A) shall not apply) unless the aggregate amount of all Losses and Expenses subject to indemnification under this Section 12.1 exceeds [*] (the “Basket Amount”), and once the Basket Amount is exceeded, Parent Group Members shall be indemnified and held harmless for all such Losses and Expenses, including the Basket Amount;

(B) in no event shall the aggregate amount for which Parent Group Members shall be indemnified and held harmless under clause (ii) of this sentence (other than Losses and Expenses incurred as a result of any breaches of or

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inaccuracies in the Specified Representations, to which this clause (B) shall not apply) exceed an amount equal to [*]; and

(C) Notwithstanding any other provision of this Agreement in no event shall the aggregate amount for which any Participant is personally liable under this Section 12.1 for Losses and Expenses incurred by Parent Group Members exceed the amount of Aggregate Merger Consideration received by such Participant pursuant to Section 2.1 hereof (including any amounts deposited in to the Indemnity Escrow Fund on behalf of such Participant).

(b) The indemnification provided for in this Section 12.1 shall terminate [*] after the Closing Date (and no claims shall be made by any Parent Group Member under this Section 12.1 thereafter), except that (i) the indemnification provided for in this Section 12.1 with respect to any of the Specified Representations shall terminate 30 days after the expiration of the applicable statute of limitations, and (ii) indemnification of Parent Group Members shall continue as to any claim of which any Parent Group Member has notified the Representative in accordance with the requirements of Section 12.2 on or prior to the date such indemnification would otherwise terminate in accordance with this Section 12.1, as to which the right of the Parent Group Member to be indemnified shall continue until the liability shall have been determined pursuant to this Article XII, and if owed, all Parent Group Members shall have been reimbursed for the full amount of such Loss and Expense in accordance with this Article XII.

(c) The Parent Group Members shall be entitled to the indemnification provided for under this Section 12.1 even if any of them had knowledge at any time of the matter that is later the subject of a claim for indemnity.

(d) The limitations on indemnification contained in Section 12.1(a) and Section 12.1(b) shall not apply in the case of fraud or intentional misrepresentation; provided, however, that in no event shall the aggregate amount for which Parent Group Members shall be indemnified and held harmless in the case of fraud or intentional misrepresentation under Section 12.1 exceed the Aggregate Merger Consideration.

(e) With respect to: (i) the representations and warranties of the Company contained in Sections [*] (the “Identified Representations”), all materiality qualifiers (such as “materiality,” “material” and “Material Adverse Effect”) shall be disregarded for all purposes in connection with Article XII and shall not be given effect, including for the purpose of determining whether the Basket Amount has been satisfied, for the purpose of determining whether a breach has occurred and for the purpose of calculating Losses; and (ii) the representations and warranties of the Company contained in or made by or pursuant to this Agreement (other than the Identified Representations), all materiality qualifiers (such as “materiality,” “material” and “Material Adverse Effect”) shall be disregarded and not given any effect for all purposes in connection with Article XII (including for the purpose of determining whether the Basket Amount has been satisfied and for the purpose of calculating Losses) other than for purposes of determining whether a breach has occurred.

(f) Claims for indemnification pursuant to this Article XII made by a Parent Group Member shall be satisfied first from funds held in the Indemnity Escrow Fund and then by payment of cash or other immediately available funds from the Participants, with each

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Participant’s liability limited to such Participant’s Escrow Percentage of the Losses or Expenses claimed;[*].

(g) All representations and warranties of Parent and AcquisitionCo, and all obligations, agreements and covenants of Parent and AcquisitionCo to be performed at or prior to the Effective Time, shall terminate and expire as of the Effective Time, and any liability of Parent or AcquisitionCo with respect to such representations, warranties, obligations, agreements and covenants shall thereupon cease.

Section 12.2 Notice of Claims.

(a) Any Parent Group Member seeking indemnification hereunder shall give to the Representative prompt written notice (a “Claim Notice”) describing in reasonable detail the facts giving rise to the claim for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim and a reference to the provision of this Agreement or any other Contract, document or instrument executed hereunder or in connection herewith upon which such claim is based. A Claim Notice in respect of any Action by or against a Person that is not (i) a party to this Agreement or (ii) a Parent Group Member (each, a “Third Person”) as to which indemnification will be sought (each, a “Third-Person Claim”) shall be given within a reasonable period of time after Parent obtains actual knowledge of such Action. The failure of any Parent Group Member seeking indemnification hereunder (each, an “Indemnified Party”) to give the Claim Notice to the Representative within a reasonable period of time as required by this Section 12.2 shall not affect such Indemnified Party’s rights under this Article XII except to the extent such failure is actually prejudicial to the rights and obligations of the Participants.

(b) After the giving of any Claim Notice pursuant hereto, the amount of indemnification to which an Indemnified Party shall be entitled under this Article XII shall be determined: (i) by the written agreement between the Indemnified Party and the Representative; (ii) by a final judgment or decree of any court of competent jurisdiction; or (iii) by an Award. The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined.

(c) If any Claim Notice, written agreement between the Indemnified Party and the Representative, final judgment or decree of any court or any Award is delivered to a party pursuant to this Section 12.2, a copy of such Claim Notice, written agreement, final judgment or decree or Award shall be delivered promptly to the Escrow Agent. Upon the determination of any amount of indemnification payable to the Indemnified Party pursuant to Section 12.2(b), if cash remains in the Indemnity Escrow Fund, the Indemnified Party and the Representative shall promptly direct the Escrow Agent to act in accordance with such written agreement, final judgment or decree or Award and distribute cash from the Indemnity Escrow Fund in accordance therewith.

Section 12.3 Third-Person Claims. [*]

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Section 12.4 Effect of Insurance; Tax Treatment.

(a) [*]

(b) [*]

Section 12.5 No Contribution by the Company. For the avoidance of doubt, neither the Participants nor the Representative may seek contribution from the Company with respect to any indemnification obligation hereunder.

Section 12.6 Limitations; Sole and Exclusive Remedy. Except for remedies that cannot be waived as a matter of law and equitable, injunctive and provisional relief (including specific performance), and except in the case of fraud or intentional misrepresentation, if the Closing occurs, and without limiting the effect of Section 12.1(e), this Article XII shall be the sole and exclusive remedy for breach of, or inaccuracy in, any representation, warranty, or covenant contained herein, or otherwise in respect of the transactions contemplated hereby, and the parties hereto hereby waive, from and after the Closing, any and all other remedies which may be available at Law or equity for any breach or inaccuracy or alleged breach of, or inaccuracy in, any representation, warranty, or covenant contained herein, or otherwise in respect of the transactions contemplated hereby.

ARTICLE XIII

TERMINATION

Section 13.1 Termination.

Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Effective Time:

(a) by the mutual consent of the Company and Parent;

(b) by Parent if the Company shall have breached any of its covenants or agreements contained herein or in any of the Company Ancillary Agreements to be complied with or performed by the Company at or prior to the Closing, such that the condition set forth in Section 10.1(a) would not be satisfied, and, if such breach is capable of being cured, the failure of the Company to cure such breach on or before the later of (i) that date that is within 20 days after receipt of notice from Parent requesting such breach to be cured and (ii) the Termination Date;

(c) by Parent if any representation or warranty of the Company contained in this Agreement or any of the Company Ancillary Agreements shall have been breached or shall have been inaccurate in any material respect as of the date hereof, or shall have become breached or inaccurate in any material respect as of a date subsequent to the date hereof (as if made on and as of such subsequent date), such that (in either case) the condition set forth in Section 10.1(b) would not be satisfied, in each of the foregoing cases ignoring all “materiality,” “in all material respects,” “Material Adverse Effect” and other similar qualifications, ignoring all knowledge qualifiers (such as “to the Knowledge of” or similar qualifications) and ignoring any update of or modification to the Disclosure Schedule made or purported to have been made on or after the date hereof, and, if such breach or inaccuracy is capable of being cured, the failure of the Company to

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cure such breach or inaccuracy on or before the later of (i) that date that is within 20 days after receipt of notice from Parent requesting such breach or inaccuracy to be cured and (ii) the Termination Date;

(d) by the Company if Parent or AcquisitionCo shall have breached any of its covenants or agreements contained herein to be complied with or performed by the Company or AcquisitionCo at or prior to the Closing, such that the condition set forth in Section 11.1(a) would not be satisfied, and, if such breach is capable of being cured, the failure of Parent or AcquisitionCo to cure such breach on or before the later of (i) that date that is within 20 days after receipt of notice from the Company requesting such breach to be cured and (ii) the Termination Date;

(e) by the Company if any representation or warranty of Parent or AcquisitionCo contained in this Agreement shall have been breached or shall have been inaccurate in any material respect as of the date hereof, or shall have become breached or inaccurate in any material respect as of a date subsequent to the date hereof (as if made on and as of such subsequent date), such that (in either case) the condition set forth in Section 11.1(b) would not be satisfied, in each of the foregoing cases ignoring all “materiality,” “in all material respects,” “Material Adverse Effect” and other similar qualifications, ignoring all knowledge qualifiers (such as “to the Knowledge of” or similar qualifications) and, if such breach or inaccuracy is capable of being cured, the failure of Parent or AcquisitionCo to cure such breach or inaccuracy on or before the later of (i) that date that is within 20 days after receipt of notice from the Company requesting such breach or inaccuracy to be cured and (ii) the Termination Date;

(f) by the Company or Parent if any court of competent jurisdiction in the United States or other Governmental Body shall have issued a final and non-appealable order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger, provided that the right to terminate this Agreement pursuant to this Section 13.1(f) shall not be available to a party whose failure to fulfill any of its obligations under this Agreement has been a cause of the issuance of the order, decree or ruling;

(g) by the Company or Parent if the Effective Time shall not have occurred on or before [*] (or such later date as may be mutually agreed to by the Company and Parent, such date, the “Termination Date”); provided, however, that in the event that at any time Parent takes the position that the closing condition set forth in Section [*] has not been satisfied, and the Company disputes such position, the Termination Date shall be extended by any period in which such dispute remains unresolved and for a period of [*] Business Days thereafter; and provided further, that the right to terminate this Agreement pursuant to this Section 13.1(g) shall not be available to a party whose failure to fulfill any of its obligations under this Agreement has been the primary cause of the Effective Time not occurring on or before such date; or

(h) by Parent, if the Company shall not have received the Necessary Stockholder Approval within [*] of the execution and delivery hereof.

Section 13.2 Notice of Termination.

Any party desiring to terminate this Agreement pursuant to Section 13.1 shall give written notice of such termination to the other parties to this Agreement.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Section 13.3 Effect of Termination. In the event that this Agreement shall be terminated pursuant to this Article XIII, all further obligations of the parties under this Agreement (other than this Section 13.3 and Article XIV) shall be terminated without further liability of any party to the others, provided that nothing herein shall relieve any party from liability for its willful breach of this Agreement.

ARTICLE XIV

GENERAL PROVISIONS

Section 14.1 No Public Announcement. No party hereto shall, without the approval of all of the other parties, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by Law or the rules of any stock exchange, in which case the other parties shall be advised and the parties shall use commercially reasonable efforts to cause a mutually agreeable release or announcement to be issued; provided, however, that the foregoing shall not preclude communications or disclosures necessary to implement the provisions of this Agreement or to comply with accounting and Securities and Exchange Commission disclosure obligations.

Section 14.2 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally or sent by registered or certified mail or by private overnight courier or facsimile (with receipt confirmed telephonically) addressed as follows:

If to the Surviving Corporation (after the Effective Time), Parent or AcquisitionCo to:

Gilead Sciences, Inc.

333 Lakeside Drive

Foster City, CA 94404

Fax: (650) 522-5771

Attention: General Counsel

with a copy to (which shall not constitute notice):

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

Telephone: (650) 843-5000

Fax: (650) 849-7400

Attention: David A. Lipkin

If to the Company (prior to the Effective Time) to:

Arresto Biosciences, Inc.

3183 Porter Drive

Palo Alto, CA 94304

Fax: (650) 320-8048

Attention: Peter Van Vlasselaer

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

with a copy to (which shall not constitute notice):

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

1200 Seaport Blvd

Redwood City, CA 94063

Telephone: (650) 463-5266

Fax: (877) 881-6112

Attention: Marcia A. Hatch

If to the Representative:

HealthCare Ventures VIII, L.P.

55 Cambridge Parkway, Suite 301

Cambridge, MA 02142-1234

Telephone: (617) 252-4343

Fax: (617) 252-4342

Attention: Augustine Lawlor

with a copy to (which shall not constitute notice):

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

1200 Seaport Blvd

Redwood City, CA 94063

Telephone: (650) 463-5266

Fax: (877) 881-6112

Attention: Marcia A. Hatch

or to such other address as such party may indicate by a notice delivered to the other parties hereto in accordance with this Section 14.2. Any such notice shall be deemed to have been duly given and received (a) if delivered personally, as of the date received, (b) if delivered by certified mail, return receipt requested, two Business Days after being mailed, (c) if delivered by a private courier, one Business Day after being sent to such delivery service, or (d) if sent via facsimile, as of the date of telephonic confirmation of receipt.

Section 14.3 Successors and Assigns.

(a) The rights of each party hereto under this Agreement shall not be assignable by such party hereto prior to the Effective Time without the written consent of the other parties hereto, except that the rights of Parent hereunder may be assigned prior to the Effective Time, without the consent of any other party hereto, to any corporation all of the outstanding capital stock of which is owned or controlled by Parent, to any limited liability company of which Parent or any such corporation owns or controls all membership interests or to any general or limited partnership in which Parent or any such corporation is a general partner, provided that (i) the assignee shall assume in writing all of Parent’s obligations hereunder and (ii) Parent shall not be released from any of its obligations hereunder by reason of such assignment.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Following the Effective Time, any party hereto may assign any of its rights hereunder, but no such assignment shall relieve it of its obligations hereunder.

(b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. The successors and permitted assigns hereunder shall include, in the case of Parent, any permitted assignee as well as the successors in interest to such permitted assignee (whether by merger, liquidation (including successive mergers or liquidations) or otherwise). Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person (other than the parties, their successors and assigns permitted by this Section 14.3 and any Indemnified Party) that is not a party hereto any right, remedy or claim under or by reason of this Agreement.

Section 14.4 Entire Agreement; Amendments.

(a) This Agreement and the Exhibits and Schedules referred to herein, and the documents delivered pursuant hereto or thereto contain the entirety of the agreements, understandings, covenants, representations and warranties of the parties hereto and thereto with regard to the subject matter contained herein or therein, and supersede all prior agreements, understandings, covenants, representations, warranties or the letters of intent between or among any of the parties hereto, other than the Confidentiality Agreement. As of the Effective Time, this Agreement shall supersede the Confidentiality Agreement.

(b) This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto; provided, however that, from and after the time the Necessary Stockholder Approval has been obtained and prior to the Effective Time, any such amendment or waiver that, in accordance with the DGCL, requires consent of the Stockholders shall be effective only to the extent such Stockholder approval has been obtained for such amendment or waiver (with it being understood and agreed that, to the maximum extent permitted under the DGCL, any amendment or waiver of this Agreement shall be effective without the requirement that such Stockholder approval for such amendment or waiver be obtained). No course of dealing between or among any Persons having any interest in this Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement.

Section 14.5 Interpretation. For purposes of this Agreement: (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation,” (b) the word “or” is not exclusive, (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole and (d) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”. Unless the context otherwise requires, references herein: (i) to Articles, Sections, Exhibits and Schedules mean the Articles and Sections of and the Exhibits and Schedules attached to this Agreement; (ii) to a Contract, instrument or other document means such Contract, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement and (iii) to a statute means such statute as amended from time to time and includes any successor legislation thereto and regulations promulgated thereunder. The Schedules and Exhibits referred

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. Titles to Articles and headings of Sections are inserted for convenience of reference only and shall not be deemed a part of or to affect meaning or interpretation of this Agreement. This Agreement and the Company Ancillary Agreements shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

Section 14.6 Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be in a written instrument duly executed and delivered on behalf of such party or parties. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

Section 14.7 Expenses. Subject to giving effect to the deduction of the Unpaid Cost Amount from the Aggregate Closing Merger Consideration, each of the parties hereto shall bear its own costs and expenses (including fees and disbursements of its counsel, accountants, investment bankers and other financial, legal, accounting or other advisors), incurred by it or its Affiliates in connection with the preparation, negotiation, execution, delivery and performance of this Agreement and each of the other documents and instruments executed in connection with or contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby and the process relating to the sale of the Company, including, in the case of the Company, the cost of the D&O Insurance purchased by the Company pursuant to Section 9.3 (collectively, the “Transaction Costs”).

Section 14.8 Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable Law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

Section 14.9 Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or PDF by electronic transmission shall be effective delivery of a manually executed counterpart to this Agreement.

Section 14.10 Further Assurances. From time to time after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of AcquisitionCo, the Company or otherwise, such deeds and other instruments and to take or cause to be taken such further or other action as shall be necessary or

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

desirable in order to vest or perfect in or to confirm, of record or otherwise, in the Surviving Corporation title to, and possession of, all of the property, rights, privileges, powers, immunities and franchises of AcquisitionCo and the Company and otherwise carry out the purposes of this Agreement.

Section 14.11 Governing Law; Submission to Jurisdiction.

(a) This Agreement shall be governed by and construed in accordance with the internal Laws (as opposed to the conflicts of law provisions) of the State of Delaware.

(b) Each of the parties hereto agrees that all actions or suits with respect to any dispute hereunder shall be brought in the Chancery Court of the State of Delaware or the United States District Court for the District of Delaware and the appellate courts having jurisdiction with respect to appeals from such courts. In that context, and without limiting the generality of the foregoing, each of the parties hereto irrevocably and unconditionally:

(i) submits for itself and its property in any Action relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the Chancery Court of the State of Delaware and the United States District Court for the District of Delaware or any court of the State of Delaware located in Wilmington, Delaware, and appellate courts having jurisdiction with respect to appeals from any of the foregoing, and agrees that all claims in respect of any such Action shall be heard and determined in the Delaware Chancery Court or, to the extent permitted by Law, in such federal court;

(ii) consents that any such Action may and shall be brought in such courts and waives any objection that it may now or hereafter have to the venue or jurisdiction of any such Action in any such court or that such Action was brought in an inconvenient court and agrees not to plead or claim the same;

(iii) waives all right to trial by jury in any Action (whether based on contract, tort or otherwise) arising out of or relating to this Agreement, or its performance under or the enforcement of this Agreement;

(iv) agrees that service of process in any such Action may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address as provided in Section 14.2; and

(v) agrees that nothing in this Agreement shall affect the right to effect service of process in any other manner permitted by the Laws of the State of Delaware.

Section 14.12 Third-Party Beneficiaries. It is expressly acknowledged and agreed that the Indemnified Parties shall be third-party beneficiaries of Article XII. Except as otherwise expressly provided in this Agreement, there are no third-party beneficiaries of any of the provisions of this Agreement.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

ARTICLE XV

DEFINITIONS

Section 15.1 Definitions. In this Agreement, the following terms have the meanings specified or referred to in this Section 15.1 and shall be equally applicable to both the singular and plural forms.

“AAA” has the meaning specified in Section 14.12(b).

“AB0024” means [*]

[*]

“AcquisitionCo” has the meaning specified in the first paragraph of this Agreement.

[*]

“Action” means any claim, action, suit, arbitration, inquiry, proceeding, charge, demand, or any investigation by or before any Governmental Body.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly Controls, is Controlled by or is under common Control with such Person, it being understood that the Surviving Corporation shall be determined to be an Affiliate of Parent after the Closing, provided that no Person Controlled by a Stockholder or director of the Company shall be considered an Affiliate of the Company by virtue of such Control.

“Affiliated Person” has the meaning specified in Section 5.24(a).

“Aggregate Exercise Amount” means the aggregate dollar amount payable to the Company as purchase price for the exercise of unexercised Company Options that are outstanding immediately prior to the Effective Time.

“Aggregate Closing Merger Consideration” means the Base Purchase Price plus [*] minus [*] and minus [*].

“Aggregate Merger Consideration” means the sum of the Aggregate Closing Merger Consideration plus the aggregate amount of all payments of Contingent Consideration under Exhibit C.

“Aggregate Non-Dissenting Amount” means the sum of (A) the product of (i) the number of Shares outstanding immediately prior to the Effective Time that are not Dissenters’ Shares multiplied by (ii) the Per Share Closing Amount, plus (B) the aggregate amount of the following (calculated separately with respect to each Company Option described in Section 8.8(a)(ii) or [*]): the product of (x) the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time, multiplied by (y) the dollar amount by which the Per Share Closing Amount exceeds the exercise price per share of

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Company Common Stock in effect under such Company Option immediately prior to the Effective Time.

“Agreement” has the meaning specified in the first paragraph of this Agreement.

“Award” has the meaning specified in Section 14.12(c).

“Balance Sheet” means the audited balance sheet of the Company as of the Balance Sheet Date, included in Schedule 5.4.

“Balance Sheet Date” means December 31, 2009.

“Base Purchase Price” means $225,000,000.

“Basket Amount” has the meaning specified in Section 12.1(a)(A).

“Board Recommendation” has the meaning specified in Section 8.1(a).

“Business Day” means any day, other than a Saturday, Sunday or any other date in which banks located in New York, New York are closed for business as a result of a federal, state or local holiday.

“Cash Amount” means the aggregate amount of all cash and cash equivalents of the Company, as of the Effective Time (after giving effect to all payments to be made at or prior to the Effective Time by the Company in connection with the transactions contemplated by this Agreement), determined in accordance with U.S. GAAP.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §§ 9601 et seq.

“Certificate” has the meaning specified in Section 3.1(a).

“Claim Notice” has the meaning specified in Section 12.2(a).

“Closing” has the meaning specified in Section 4.1.

“Closing Calculation Certificate” has the meaning specified in Section 8.9(b).

“Closing Date” has the meaning specified in Section 4.1.

“Closing Distribution Ratio” means an amount equal to (a) 1.00 minus (b) the following quotient:

Indemnity Escrow Amount

Aggregate Non-Dissenting Amount

“Closing Indebtedness” means, with respect to the Company as of immediately prior to the Effective Time, without duplication: (a) all obligations of the Company for borrowed money or in respect of loans or advances; (b) all obligations of the Company evidenced by

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

bonds, debentures, notes or other similar instruments; and (c) all obligations in respect of letters of credit, whether or not drawn, and bankers’ acceptances issued for the account of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning specified in the first paragraph of this Agreement.

“Company 401(k) Plan” has the meaning specified in Section 9.2(e).

“Company Agreements” has the meaning specified in Section 5.15.

“Company Ancillary Agreements” means all agreements, instruments and documents being or to be executed and delivered by the Company under this Agreement or in connection herewith.

“Company Benefit Plans” means any “employee benefit plan” (as defined in Section 3(3) of ERISA), whether or not subject to ERISA, and any other employee benefit plan, foreign plan, program, policy or Contract, including any pension, retirement, profit-sharing, thrift, savings, bonus, incentive, stock option or other equity or equity-based compensation, deferred compensation, stock purchase, severance pay, retention, change of control, unemployment benefits, sick leave, vacation pay, salary continuation for disability, hospitalization, health or medical insurance, life insurance, fringe benefit, flexible spending account or scholarship plan, program, policy or Contract, maintained by the Company or an ERISA Affiliate, or to which the Company or an ERISA Affiliate is obligated to contribute or has any current or contingent obligation or liability.

“Company Bylaws” has the meaning specified in Section 4.5(c).

“Company Charter” has the meaning specified in Section 4.5(a).

“Company Common Stock” has the meaning specified in the recitals to this Agreement.

“Company Co-Sale Agreement” means the Amended and Restated First Refusal and Co-Sale Agreement by and among the Company and the other parties named therein, dated as of April 28, 2010.

“Company Group” means any “affiliated group” (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) that, at any time at or before the Effective Time, includes or has included the Company or any predecessor of or successor to the Company (or another such predecessor or successor), or any other group of corporations that, at any time at or before the Effective Time, files or has filed Tax Returns on a combined, consolidated or unitary basis with the Company or any predecessor of or successor to the Company (or another such predecessor or successor).

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

“Company Indemnification Agreements” means those certain Indemnification Agreements entered into by and between the Company and its current and former directors, which agreements shall constitute “Company Agreements”.

“Company Preferred Stock” has the meaning specified in the recitals to this Agreement.

“Company Investor Rights Agreement” means the Amended and Restated Investors’ Rights Agreement by and among the Company and the other parties named therein, dated as of April 28, 2010.

“Company Representative” has the meaning specified in Section 8.12(a).

“Company Stock Plan” means the Company’s 2007 Equity Incentive Plan.

“Company Options” has the meaning specified in Section 5.2(c).

“Company Stock Rights” means any options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans, stock equivalents, rights of first refusal or offer, preemptive rights or other rights, agreements, arrangements or commitments (contingent or otherwise and whether or not immediately exercisable) of any character issued, granted, authorized or assumed by the Company or by which the Company is bound relating to all or any portion of the issued or unissued capital stock of the Company or obligating the Company to issue or grant, authorize or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests or similar interests in, the Company.

“Company Suppliers” has the meaning specified in Section 5.20.

“Company Voting Agreement” means the Amended and Restated Voting Agreement by and among the Company and the other parties named therein, dated as of April 28, 2010.

“Confidentiality Agreement” means that certain Mutual Confidential Disclosure Agreement, dated as of January 5, 2010, between Parent and the Company.

“Constituent Corporations” has the meaning specified in the first paragraph of this Agreement.

[*]

“Contract” means any contract, agreement, lease, license, sublicense, commitment, understanding and arrangement, including any amendment thereto, invoice, purchase order, bid and quotation.

“Control” means (a) the possession, directly or indirectly, of the power to direct the management or policies of a Person, whether through ownership of voting securities, by contract or otherwise; or (b) the ownership, directly or indirectly, of at least fifty percent (50%) of the voting securities or other ownership interests of a Person.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

“Copyrights” means United States and foreign copyrights, copyrightable works and mask works, moral rights and general intangibles of like nature, whether registered or unregistered, and pending applications to register the same.

“Court Order” means any judgment, order, award or decree of any foreign, federal, state, local or other court or tribunal and any award in any arbitration proceeding.

“D&O Insurance” has the meaning specified in Section 9.3(b).

“Data Subjects” has the meaning specified in Section 5.26(b).

“DGCL” has the meaning specified in Section 1.1.

“DHHS” has the meaning specified in Section 5.26(c).

“Disclosure Schedule” has the meaning specified in Article V.

“Dissenters’ Shares” means Shares with respect to which appraisal shall have been duly demanded in accordance with Section 262 of the DGCL and not effectively withdrawn or forfeited prior to the Effective Time.

“Effective Time” has the meaning specified in Section 4.2.

“Encumbrance” means any lien, claim, charge, security interest, mortgage, pledge, right of way, easement, conditional sale or other title retention Contract, defect in title, encroachment or other restriction of any kind.

“Environmental Damages” means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), liens, costs and expenses of defense of a claim (whether or not such claim is ultimately defeated) and costs and expenses of reporting, investigating, removing or remediating a Release or any other Hazardous Materials of whatever kind or nature, foreseeable or unforeseeable, or taking any other Remedial Action, including all liability under CERCLA or equivalent state Law (or under any applicable Law of any non-U.S. jurisdiction), and including attorneys’ fees and disbursements and consultants’ fees, to the extent any of which arise out of or relate to the existence of Hazardous Materials at, upon, about or beneath any Leased Real Property or Former Real Property or any facilities to which the Company has sent, transported, or arranged for the disposal or treatment of Hazardous Materials, or migrating or threatening to migrate to or from any Leased Real Property or Former Real Property or any facilities to which the Company has sent, transported, or arranged for the disposal or treatment of Hazardous Materials.

“Environmental Laws” means any and all applicable international, national, regional, state and local Laws (including case law or common law), judgments, orders, decrees, codes, injunctions, permits, concessions, grants, franchises, licenses or Contracts relating to (i) worker safety; (ii) human health; (iii) the environment or natural resources, including the Release of Hazardous Materials into the environment (including such Releases into or on ambient air, surface water, ground water, soil, soil gas, facilities, structures or land); or (iv) otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

handling of Hazardous Materials or the investigation, clean-up or other remediation thereof. Without limiting the generality of the foregoing, “Environmental Laws” include: (a) RCRA; (b) CERCLA; (c) The Superfund Amendment and Reauthorization Act of 1984; (d) The Clean Air Act, 42 U.S.C. §§ 7401 et seq.; (e) The Clean Water Act, 33 U.S.C. §§ 1251 et seq.; (f) The Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; (g) the Occupational Safety and Health Act of 1976, 29 U.S.C. §§ 651 et seq.; (h) the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.; (i) The Emergency Planning and Community Right-To-Know Act, 42 U.S.C. §§ 11001 et seq.; (j) the Atomic Energy Act of 1954, as amended, 42 U.S.C.§§ 2011 et seq., and the Energy Reorganization Act of 1974, 42. U.S.C. §§ 5801 et seq.; (k) the Animal Welfare Act, 7 U.S.C. Section 2131 et seq.; (l) all state and local Law counterparts and analogues to the federal laws listed in (a) through (k) of this definition; (m) any and all federal or state Laws applicable to “medical waste” or “biomedical waste”; (n) all rules and regulations promulgated pursuant to such federal, state and local Laws; and (o) all applicable equivalent or similar Laws or regulations of non-U.S. jurisdictions.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any entity which, together with another entity, would be treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

“Escrow Agent” has the meaning specified in Section 4.2.

“Escrow Agreement” has the meaning specified in Section 4.2.

“Escrow Percentage” means, with respect to any Participant, the percentage corresponding to a fraction having (i) a numerator equal to the aggregate amount of consideration payable to such Participant pursuant to Sections 2.1(c)(i), 2.1(d)(i), 8.8(a)(ii)(x) and [*], and (ii) a denominator equal to the aggregate amount of consideration payable to all Participants pursuant to Sections 2.1(c)(i), 2.1(d)(i), 8.8(a)(ii)(x) and [*].

“Estimated Closing Calculation Certificate” has the meaning specified in Section 8.9(a).

“Exchange Agent” has the meaning specified in Section 4.2.

“Exchange Agent Agreement” has the meaning specified in Section 4.2(a)(iv).

“Exchange Fund” has the meaning specified in Section 4.2.

“Expenses” means any and all expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder (including court filing fees, court costs, arbitration fees or costs, witness fees and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, consultants, accountants and other professionals).

“FCPA” has the meaning specified in Section 5.27(a).

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

“FDA” means the United States Food and Drug Administration, or any successor organization.

“Federal Health Care Program” means any plan or program that provides health care benefits, whether directly, through insurance, or otherwise, that is funded directly, in whole or in part, by the government of the United States of America (other than the Federal Employees Health Benefits Program), including the Medicare, Medicaid and TRICARE programs (described in Title XVIII of the SSA, Title XIX of the SSA, and Title 10, Chapter 55 of the U.S.C., respectively), or any state health care program (as defined in Section 1128(h) of the SSA).

“FIRPTA” has the meaning specified in Section 5.7(c).

“FIRPTA Certificate” has the meaning specified in Section 4.5(o).

“Former Real Property” means each parcel of real property owned by any third Person which the Company leased, held, used or operated at any time in the past.

“Fully Diluted Company Share Number” means the sum of (a) the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time (including any such shares that are subject to a repurchase option or risk of forfeiture under any restricted stock purchase agreement or other Contract and including any such shares subject to issuance pursuant to Company Options exercised prior to the Effective Time), (b) the aggregate number of shares of Company Common Stock purchasable under or otherwise subject to Company Options that are outstanding immediately prior to the Effective Time (whether or not such Company Options are vested or otherwise immediately exercisable), (c) the aggregate number of shares of Company Common Stock issuable upon the conversion (at the applicable conversion ratio) of all shares of Company Preferred Stock outstanding immediately prior to the Effective Time, and (d) the aggregate number of shares of Company Common Stock issuable upon the conversion or exercise of any other convertible securities of the Company or Company Stock Rights outstanding immediately prior to the Effective Time.

“General Exceptions” has the meaning specified in Section 5.1(b).

“Governmental Body” means any United States federal, state or local, or any supra-national or non-U.S. government, political subdivision, governmental, regulatory or administrative authority, instrumentality, agency body or commission, self-regulatory organization, court, tribunal or judicial or arbitral body.

“Governmental Permits” has the meaning specified in Section 5.8(a).

“Hazardous Materials” means any material (including biologic agents or vectors, genetically modified organisms (whether or not living), culture, or serum) that is (i) listed, defined, characterized, regulated, or otherwise identified under any Environmental Laws as hazardous, toxic, ignitable, reactive, corrosive, radioactive, caustic, capable of causing harm to human health or the environment, a hazardous substance, contaminant, toxic substance, toxic pollutant, waste, hazardous waste, special waste, pollutant, medical waste, biomedical waste, infectious, blood-borne pathogen, contagious, or words of similar import; (ii) capable of causing

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

harm or injury to human health, natural resources or the environment or giving rise to liability or an obligation to remediate under Environmental Law; or (iii) oils, petroleum and its derivatives and by-products and other hydrocarbons, polychlorinated biphenyls, nuclear materials, urea formaldehyde, bacteria, fungi and asbestos and asbestos containing materials.

“Healthcare Data Requirements” has the meaning specified in Section 5.26(a).

“HIPAA” has the meaning specified in Section 5.17(c).

“HITECH” has the meaning specified in Section 5.26(a).

“Indebtedness” means, with respect to any Person at any date, without duplication: (a) all obligations of such Person for borrowed money or in respect of loans or advances; (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all obligations in respect of letters of credit, whether or not drawn, and bankers’ acceptances issued for the account of such Person; (d) all interest rate or currency caps, collars, swaps or other similar protection agreements of such Person (valued on a market quotation basis); (e) any indebtedness for the deferred purchase price of property or services with respect to which such Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business consistent with past business practices which are not more than 120 days past due, unless the same are being contested in good faith by appropriate proceedings and with respect to which such Person has set aside adequate reserves therefor in accordance with U.S. GAAP); (f) any commitment by which such Person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit); (g) any obligations of such Person under leases that are required to be capitalized in accordance with U.S. GAAP; (h) any indebtedness secured by an Encumbrance on such Person’s assets; or (i) any guarantee or other contingent obligation (including obligations to repurchase, reimburse or keep well) of such Person in respect of the items set forth in the foregoing clauses (a) through (h).

“Indemnified Party” has the meaning specified in Section 12.2(a).

“Indemnified Person” has the meaning specified in Section 9.3(a).

“Indemnity Escrow Amount” means an amount equal to [*].

“Indemnity Escrow Fund” has the meaning specified in Section 4.2.

“Indemnity Claim” has the meaning specified in Section 6.1(d).

“Information Statement” has the meaning specified in Section 8.1(c).

“Insurance Benefits” has the meaning specified in Section 12.4(a).

“Intellectual Property” means Copyrights, Patents, Trademarks and Trade Secrets.

“IRS” means the United States Internal Revenue Service.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

“Knowledge of the Company” means, as to a particular matter, the actual knowledge after reasonable inquiry of all officers of the Company and other senior members of management of the Company [*].

“Law” means any foreign, federal, state and local laws, statutes, directives, regulations, rules, guidance, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Body (including those pertaining to electrical, building, zoning, subdivision, land use and Environmental Laws) or common law.

“Leased Real Property” has the meaning specified in Section 5.9(a).

“Licensed Intellectual Property” has the meaning specified in Section 5.11(e).

“Losses” means any and all losses, costs, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, expenses, deficiencies or other charges, including the costs of arbitration (including the fees and expenses of the arbitrator) in accordance with Section 14.12(d)[*].

“Material Adverse Effect” means (i) any condition, state of facts or circumstances, effect or change (“Effect”) that [*].

“Material Trade Secrets” has the meaning specified in Section 5.11(d).

“Merger” has the meaning specified in the recitals to this Agreement.

“Most Recent Financial Statements” has the meaning specified in Section 5.4.

“Necessary Stockholder Approval” has the meaning specified in Section 5.29.

“OFAC” has the meaning specified in Section 5.27(b).

“Open Source License” means any license meeting the Open Source Definition (as promulgated by the Open Source Initiative) or the Free Software Definition (as promulgated by the Free Software Foundation), or any substantially similar license.

“Option Exchange Ratio” means a fraction, (a) the numerator of which is the Per Share Closing Amount, and (b) the denominator of which is the closing price per share of Parent Common Stock on the Nasdaq Global Select Market on the Closing Date (or, if the Parent Common Stock is not traded on such date, then the closing price on the last trading day immediately prior to the Closing Date).

“Option Holder” has the meaning specified in Section 8.8.

“Owned Intellectual Property” has the meaning specified in Section 5.11(e).

“Parent” has the meaning specified in the first paragraph of this Agreement.

“Parent Common Stock” means Parent’s common stock, par value $0.001 per share.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

“Parent Group Member” means (i) Parent and its Affiliates (including the Surviving Corporation after the Effective Time), (ii) any of their respective directors, officers, employees, agents, attorneys and consultants and (iii) any successors and assigns of any of the foregoing.

“Parent’s 401(k) Plan” means any employee benefit plan (as defined in Section 3(3) of ERISA) of Parent that is intended to include a Code Section 401(k) arrangement.

“Participants” means (a) the Stockholders immediately prior to the Effective Time (other than, with respect to any Dissenters’ Shares, the holder thereof), and (b) the holders immediately prior to the Effective Time of Company Options described in Sections 8.8(a)(ii) and [*].

“Patents” means United States and foreign patents, draft, filed and unfiled patent applications, continuations, continuations-in-part, divisions, reissues, reexaminations, extensions, patent disclosures, industrial designs, inventions (whether or not patentable or reduced to practice) and improvements thereto.

“Payables” means all accounts payable of the Company, other than accounts payable that constitute Transaction Costs or Closing Indebtedness.

“Permitted Encumbrances” means (a) liens for Taxes and other governmental charges and assessments arising in the ordinary course of business which are not yet due and payable, (b) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable, and (c) other liens or imperfections on property which are not material, do not interfere with, and are not violated by the consummation of the transactions contemplated by, this Agreement or any of the Company Ancillary Agreements, and do not materially detract from the value or marketability of, or materially impair the existing use of, the property affected by such lien or imperfection.

“Per Share Closing Amount” means the amount equal to the following quotient:

[*]

[*]

Per Share Contingent Amount” means, with respect to any Contingent Consideration payable under Exhibit C, [*].

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity or organization.

“Personal Data” means non-public information relating to an identified or identifiable natural or legal Person.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

“Pre-Closing Period” means the period commencing on the execution and delivery of this Agreement and continuing until the earlier of (a) the termination hereof in accordance with Section 13.1 or (b) the Effective Time.

“Privacy Rule” has the meaning set forth in 5.26(a).

“Products” means all products in development, processed, manufactured, marketed, sold or licensed by the Company (or any predecessor) prior to the Closing Date, including AB0024.

“Protected Health Information” shall have the same meaning set forth in 45 C.F.R. § 160.103.

“RCRA” means the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq.

“Release” means, whether intentional or unintentional, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Hazardous Material into the indoor or outdoor environment (including into or on ambient air, surface water, ground water, soil, soil gas, facilities, structures or land).

“Release Agreement” has the meaning specified in Section 4.5(g).

“Remedial Action” means actions required by any party pursuant to Environmental Law or taken by a Governmental Body pursuant to any Environmental Law to (a) clean up, remove, treat or in any other way address Hazardous Materials in the indoor or outdoor environment; (b) prevent the Release or threatened Release or minimize the further Release of Hazardous Materials; or (c) investigate and determine if a remedial response is needed and to design such a response and post-remedial investigation, monitoring, operation and maintenance and care.

“Representative” has the meaning specified in the first paragraph of this Agreement.

“Repurchase Option” has the meaning specified in Section 2.1(g).

“Requisite 280G Vote” has the meaning specified in Section 8.13.

“Restricted Party” has the meaning specified in Section 5.27(b).

“Series A Preferred Stock” has the meaning specified in the recitals to this Agreement.

“Series B Preferred Stock” has the meaning specified in the recitals to this Agreement.

“Series C Preferred Stock” has the meaning specified in the recitals to this Agreement.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

“Shares” means the issued and outstanding shares of capital stock of the Company (whether Company Common Stock or Company Preferred Stock).

“Software” means computer software programs and software systems, including all databases, compilations, tool sets, compilers, higher level or “proprietary” languages, related documentation and materials, whether in source code, object code or human readable form.

“Specified Representations” means the representations and warranties contained in Sections [*].

“SSA” means the United States Social Security Act, codified at Title 42, Chapter 7, of the United States Code.

“Stockholders” means the holders of Shares.

“Straddle Period” means any taxable year or period beginning before and ending after the Effective Time.

“Surviving Corporation” has the meaning specified in Section 1.1.

“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means:

(a) any federal, state, local or foreign net income, gross income, gross receipts, premium, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value-added, transfer, stamps or environmental (including taxes under Code Section 59A) tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any Governmental Body; and

(b) any liability of the Company for the payment of amounts with respect to payments of a type described in clause (a) as a result of being a member of an affiliated, consolidated, combined or unitary group or as a result of any obligation of the Company under any Tax Sharing Arrangement or Tax indemnity arrangement.

“Tax Return” means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including any information return, claim for refund, amended return or declaration of estimated Tax.

“Tax Sharing Arrangement” means any agreement or arrangement for the allocation or payment of Tax liabilities or payment for Tax benefits with respect to a consolidated, combined or unitary Tax Return which Tax Return includes or has included the Company.

“Termination Date” has the meaning specified in Section 13.1(e).

“Third Person” has the meaning specified in Section 12.2(a).

“Third-Person Claim” has the meaning specified in Section 12.2(a).

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

“Trademarks” means United States, state and foreign trademarks, service marks, logos, trade dress, trade names, Internet domain names, whether registered or unregistered, and pending applications to register the foregoing.

“Trade Secrets” means confidential ideas and information, trade secrets, know-how, concepts, methods, processes, formulae, reports, data, research and development results, customer lists, mailing lists, business plans and other proprietary information.

“Transaction Costs” has the meaning specified in Section 14.7.

“Transferred Employees” means all employees of the Company who continue to be employed by the Company immediately after the Closing.

“Transfer Taxes” means any real property transfer or gains Tax, sales Tax, use Tax, stamp Tax, stock transfer Tax or other similar Tax and related fees (including notarial fees as well as any penalties, interest and additions to Tax) arising out of or imposed on the transactions contemplated by this Agreement.

“Transmittal Letter” has the meaning specified in Section 3.1(a).

“Unpaid Cost Amount” means an amount equal to the aggregate amount of any Transaction Costs and Payables that (a) have been or will be incurred by the Company at or prior to the Effective Time, and (b) have not been and will not be, as of immediately prior to the Effective Time, paid by the Company.

“U.S. GAAP” means the generally accepted accounting principles used in the United States of America, consistently applied.

“Unvested Share Award” has the meaning specified in Section 5.2(c)

“Written Consent” has the meaning specified in Section 8.1(b).

*    *    *    *    *    *

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

GILEAD SCIENCES, INC.

By:	/s/ John F. Milligan
Name: John F. Milligan, Ph.D.
Title: President and Chief Operating Officer

ARROYO MERGER SUB, INC.

By:	/s/ Gregg H. Alton
Name: Gregg H. Alton
Title: Secretary

Signature Page to Agreement and Plan of Merger

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

ARRESTO BIOSCIENCES, INC.

By:	/s/ Peter Van Veasselaer
Name: Peter Van Veasselaer
Title: President & CEO

Signature Page to Agreement and Plan of Merger

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

HEALTHCARE VENTURES VIII, L.P.

By: HealthCare Partners VIII, L.P. its General Partner

By: HealthCare Partners VIII, LLC its General Partner

By:	/s/ Augustine Lawlor

Signature Page to Agreement and Plan of Merger

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED